3206076.7  051096   932C  96256581






_________________________________________________________________



                      LETTER OF CREDIT AND
                    REIMBURSEMENT AGREEMENT



                    dated as of May 1, 1996



                             among




                 TUCSON ELECTRIC POWER COMPANY,


                         VARIOUS BANKS


                              and


      CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY
                   individually and as Agent



                    Relating to $16,700,000
    Coconino County, Arizona Pollution Control Corporation
         Pollution Control Revenue Bonds, 1996 Series A
            (Tucson Electric Power Company Project)




_________________________________________________________________
     THIS LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of May 1, 1996, among TUCSON ELECTRIC POWER COMPANY, an Arizona corporation (the "Company"), the undersigned banks and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as Agent for the Banks (in such capacity, the "Agent").

          PRELIMINARY STATEMENTS. (1) At the Company's request, the Coconino County, Arizona Pollution Control Corporation (the "Issuer") is issuing, pursuant to an Indenture of Trust, dated as of May 1, 1996 (the "Indenture"), between First Trust of New York, National Association as trustee (such entity, or its successor as trustee, being the "Trustee") and the Issuer, $16,700,000 aggregate principal amount of its Pollution Control Revenue Bonds, 1996 Series A (Tucson Electric Power Company Project) (the "Bonds") to various purchasers.

          (2) The Issuer and the Company are entering into a Loan Agreement, dated as of May 1, 1996 (the "Loan Agreement"), which the Issuer is assigning to secure the payment of the Bonds, and pursuant to which, among other things, the Company is requesting Canadian Imperial Bank of Commerce, New York Agency (acting in its individual corporate capacity, "CIBC") to issue its irrevocable transferable letter of credit, in substantially the form of Exhibit A (such letter of credit, as it may from time to time be extended or amended pursuant to the terms of this Agreement, being the "Letter of Credit"), in the amount of $18,347,124 (the "Commitment") of which (i) $16,700,000 shall support the payment of principal of the Bonds, and (ii) $1,647,124 shall support the payment of up to 300 days' interest on the principal amount of the Bonds computed at a maximum rate of 12% per annum.

          (3) As more fully set forth hereinafter, each of the Banks has agreed to purchase a participation in the Letter of Credit.

          NOW, THEREFORE, in consideration of the premises and in order to induce CIBC to issue the Letter of Credit and the Banks to participate therein, the parties hereto agree as follows:


I                         DEFINITIONS

          I.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ACC" means the Arizona Corporation Commission or any successor thereto.

          "ACC Order" means the order of the ACC dated April 24, 1996.

          "Advance" means any Tender Advance.

          "Affiliate" means any trade or business (whether or not incorporated) which is a member of a group of which the Company is a member and which is under common control within the meaning of the regulations under Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "Agent" has the meaning assigned to it in the Preamble to this Agreement, and includes any successor thereto.

          "Agreement" means this Letter of Credit and Reimbursement Agreement as it may be amended, supplemented or otherwise modified in accordance with the terms hereof at any time and from time to time.

          "Available Amount" in effect at any time means the maximum amount available to be drawn at such time under the Letter of Credit, the determination of such maximum amount to assume compliance with all conditions for drawing and no reduction for any amount drawn by the Trustee in order to make a regularly scheduled payment of interest on the Bonds (unless such amount is not reinstated under the Letter of Credit).

          "Bank" means each of the banks whose signature appears on the signature pages of this Agreement, including, without limitation, CIBC in its capacity as issuer of the Letter of Credit, and their respective successors and assigns; "Banks" refers to all such banks.

          "Base Advance" means any Advance bearing interest at the Base Rate or the Default Rate.

          "Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of

                    (a)  the rate of interest most recently
          announced by CIBC in New York City as its prime commercial lending rate (the "Prime Rate"); and

                    (b)  the Federal Funds Rate plus .50%.

          Neither the Prime Rate nor the Base Rate is necessarily intended to be the lowest rate of interest determined by CIBC in connection with extensions of credit. Changes in the rate of interest will take effect simultaneously with each change in the Base Rate.

          "Bonds" has the meaning assigned to that term in the Preliminary Statements hereto.

          "Business Day" means a day of the year on which banks located in The City of New York, New York are not required or authorized to remain closed and on which The New York Stock Exchange is not closed and, if the applicable Business Day relates to any Eurodollar Advance or Interest Period therefor, on which dealings are carried on in the London or other relevant interbank market.

          "Cancellation Date" has the meaning assigned to that term in the Letter of Credit.

          "CIBC" has the meaning assigned to that term in the Preliminary Statements hereto.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" has the meaning assigned to that term in
     Section 1.1 of the Custodian Agreement.

          "Commitment" has the meaning assigned to that term in the Preliminary Statements hereto.

          "Company" has the meaning assigned to that term in the Preliminary Statements hereto.

          "Custodian Agreement" means the custodian and pledge agreement in substantially the form of Exhibit B hereto.

          "Debt" means, without duplication, (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations as lessee under Capital Leases, (iii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA,
     (iv) withdrawal liability incurred under ERISA by the Company or any Affiliate to any Multiemployer Plan, (v) all obligations (contingent or otherwise) under reimbursement or other similar agreements with respect to the issuance of letters of credit (other than obligations in respect of documentary letters of credit opened for the payment of goods or services in the ordinary course of business), (vi) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness, obligations and liabilities of others of the kind referred to in clauses (i) through (v) above, and (vii) to the extent due and payable on any date of determination, all interest and premium on, and other fees or charges payable in connection with, indebtedness or obligations of the kinds referred to in clauses (i) through (vi) above.

          "Default Rate" means a fluctuating interest rate equal at all times to the higher of (i) 2% per annum above the Base Rate in effect from time to time and (ii) 2% per annum above the IBO Rate determined for a period of one month.

          "Drawing" has the meaning assigned to that term in the Letter of Credit.

          "ERISA" means the Employee Retirement Income Security
     Act of 1974, as amended from time to time.

          "Eurodollar Advance" means any Advance bearing interest at the Eurodollar Rate.

          "Eurodollar Rate" for the Interest Period for any Eurodollar Advance means an interest rate per annum equal at all times during such Interest Period to 2.05% above the IBO
     Rate for such Interest Period.

          "Eurodollar Reserve Percentage" for the Interest Period for any Eurodollar Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or marginal reserve requirement) for CIBC with respect to liabilities or assets consisting of or including eurocurrency liabilities having a term approximately equal to such Interest Period.

          "Event of Default" has the meaning assigned to that term in Section 6.01.

          "Federal Funds Rate" means for any day, the weighted average of the rate on overnight federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers as published by the Federal Reserve Bank of New York for such day (or, if such day is not a Business Day, for the next preceding Business Day), or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by CIBC from three Federal funds brokers of recognized standing selected by it.

          "First Mortgage Bond" means the interest bearing First
     Mortgage Bond(s), Pollution Control Series I in the aggregate principal amount of $18,347,124 issued to CIBC pursuant to the First Mortgage Bond Indenture Supplement in accordance with Section 2.16.

          "First Mortgage Bond Delivery Agreement" means the Bond
     Delivery Agreement, dated as of May 1, 1996, between the Company and CIBC, substantially in the form of Exhibit C.

          "First Mortgage Bond Indenture" means the Indenture dated as of April 1, 1941 of the Tucson Gas, Electric Light and Power Company, a predecessor to the Company, to The Chase National Bank of the City of New York, as trustee, a predecessor to The Chase Manhattan Bank (National Association), as amended, supplemented or otherwise modified from time to time.

          "First Mortgage Bond Indenture Supplement" means the Thirty-First Supplemental Indenture dated as of May 1, 1996 to the First Mortgage Bond Indenture of the Company to The Chase Manhattan Bank (National Association), as trustee, pursuant to which the First Mortgage Bonds shall be issued.

          "First Mortgage Documents" has the meaning assigned to that term in Section 4.1(n).

          "Funding Default" has the meaning assigned to that term in Section 2.7(b).

          "IBO Rate" for any Interest Period means the rate per annum obtained by dividing (i) the rate of interest per annum at which deposits in United States dollars are offered by CIBC to prime banks in the London or other relevant interbank market at 11:00 A.M. (local time of such interbank market) two Business Days before the first day of such Interest Period for a period equal to such Interest Period by (ii) a percentage equal to 100% minus the Eurodollar Reserve Percentage.

          "Indenture" has the meaning assigned to that term in the Preliminary Statements hereto.

          "Interest Period" has the meaning assigned to that term in Section 2.06(b)(ii).

          "Issuer" has the meaning assigned to that term in the Preliminary Statements hereto.

          "Letter of Credit" has the meaning assigned to that term in the Preliminary Statements hereto.

          "Letter of Credit Fee Rate" at any time means whichever of the following is applicable at such time:

                                                  Level I
                                   0.525%
                    Level II       0.875%
                    Level III      1.175%
                    Level IV       1.475%
                    Level V        1.825%

     The foregoing Levels are based on the ratings assigned to the bonds issued under the First Mortgage Bond Indenture by the Rating Agencies as follows:

                                   Level I        BBB- and Baa3
                    or higher
                    Level II       BB+ and Ba1
                                                  Level III
                                   BB and Ba2
                                   Level IV       BB- and Ba3
                    Level V        B+ or B1 or lower

     If the Rating Agencies assign ratings in different Levels, then the Level with the highest two ratings shall apply. If the highest two ratings are in different Levels, the Level with the lower of the highest two ratings shall apply.

          "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

          "Loan Agreement" has the meaning assigned to that term in the Preliminary Statements hereto.

          "Majority Banks" means, at any time, those Banks whose Percentages in the aggregate are greater than fifty percent
     (50%).

          "Master Restructuring Agreement" means the Master Restructuring Agreement dated as of June 30, 1992, as amended from time to time (but without giving effect to any termination thereof), among the Company, certain of its subsidiaries, various banks, and Barclays Bank PLC, New York Branch, as Administrative Agent and Collateral Agent.

          "Maximum Interest Period" has the meaning assigned to that term in Section 2.6(a).

          "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

          "Official Statement" means the Official Statement dated
     April 30, 1996 of the Issuer relating to the Bonds, together with the documents incorporated therein by reference.

          "Owner" has the meaning assigned to that term in the Indenture.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Percentage" means, as to any Bank, the percentage set forth opposite such Banks signature hereto, or as such percentage may be adjusted from time to time pursuant to an assignment under Section 7.8 or 7.12.

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means an employee benefit plan (other than a Multiemployer Plan) maintained by the Company or any Affiliate and which is subject to the provisions of Title IV of ERISA.

          "Preliminary Official Statement" means the Preliminary
     Official Statement dated April 19, 1996, of the Issuer relating to the Bonds, together with the documents incorporated therein by reference.

          "Rating Agencies" means Moody's Investors Service,
     Inc., Fitch Investors Service, Inc., Duff & Phelps Credit
     Rating Co. and Standard & Poor's or any successors thereto.

          "Related Documents" has the meaning assigned to that term in Section 2.15(i).

          "Remarketing Agent" has the meaning assigned to that term in the Indenture.

          "Remarketing Agreement" has the meaning assigned to that term in Section 1.1 of the Custodian Agreement.

          "Stated Termination Date" means the expiration date specified in clause (i) of the second paragraph of the Letter of Credit (which date shall initially be May 1, 1999), as such date may be extended pursuant to Section 2.13 or modified pursuant to the Letter of Credit.

          "Subsidiary" shall mean a corporation, joint venture or other entity of which the Company and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or interests as have at least 50% of the ordinary voting power for the election of directors or the governance of the business of such entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

          "Tender Advance" has the meaning assigned to that term in Section 2.6(a).

          "Tender Drawing" has the meaning assigned to that term in the Letter of Credit.

          "Termination Event" means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA (which such event would result in a material liability being imposed on the Company or an Affiliate or a material contribution being made by the Company or an Affiliate), or (iii) the institution of proceedings to terminate a Plan by the PBGC, or (iv) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          "Trustee" has the meaning assigned to that term in the Preliminary Statements hereto.

          I.2 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

          I.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted United States accounting principles consistently applied, except as otherwise stated herein.

          I.4 Internal References. The words "herein", "hereof" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any provision of this Agreement, and "Article", "Section", "subsection", "paragraph", and respective references are to Articles, Sections, subsections, paragraphs and related references respectively, in this Agreement unless otherwise specified.


II          AMOUNT AND TERMS OF THE LETTER OF CREDIT

          II.1 The Letter of Credit. CIBC agrees, on the terms and conditions hereinafter set forth, to issue the Letter of Credit to the Trustee on the date hereof in the amount of the Commitment and expiring on or before the Stated Termination Date.

          II.2 Issuing the Letter of Credit. Upon the fulfillment of the applicable conditions set forth in Article III, CIBC will issue the Letter of Credit to the Trustee.

          II.3 Participations in Letter of Credit. Concurrently with the issuance of the Letter of Credit, CIBC shall be deemed to have sold and transferred to each other Bank, and each other Bank shall be deemed irrevocably and unconditionally to have purchased and received from CIBC, without recourse or warranty (subject to Section 7.6), an undivided interest and participation, to the extent of such other Bank's Percentage, in (i) the Letter of Credit and any payments and Advances made by CIBC with respect thereto, (ii) the lien on and security interest in the Collateral as provided in the Custodian Agreement, (iii) all liabilities
(other than liabilities arising from CIBC's gross negligence or wilful misconduct) and obligations of CIBC arising in connection with the Letter of Credit and any such payments or Advances, and
(iv) the Company's reimbursement obligations with respect to any payments, Advances, or any other obligations to all of the Banks, howsoever characterized, arising under or in connection with the Letter of Credit, any Drawing certificates thereunder or this Agreement. For the purpose of this Agreement, the unparticipated portion of the Letter of Credit, any payments and Advances made with respect thereto, all liabilities and obligations of CIBC arising in connection with the Letter of Credit and any Advances, and the Company's reimbursement obligations with respect to any payments and Advances shall be deemed to be CIBC's
"participation" therein. CIBC hereby agrees to deliver to each other Bank, upon request of such Bank, copies of the Letter of Credit and related documentation as such other Bank may from time to time reasonably request.

          II.4 Commissions and Fees. Without requirement for notice or demand by CIBC, the Agent or any other Person:

          (a) The Company hereby agrees to pay to CIBC upon execution of this Agreement the fee set forth in that certain letter agreement, dated the date hereof, between CIBC and the Company.

          (b) The Company hereby agrees to pay to CIBC a letter of credit fee calculated on the Available Amount of the Letter of Credit, from the date of issuance of the Letter of Credit until the Cancellation Date, at the rate of 0.125% payable quarterly in arrears on the last day of each March, June, September and December commencing on the first such date to occur following the date of issuance of the Letter of Credit, and on the Cancellation
Date.

          (c) The Company hereby agrees to pay to the Agent for the account of the Banks in accordance with each Bank's respective
Percentage a commitment fee calculated on the Available Amount, from the date of issuance of the Letter of Credit until the Cancellation Date, at the Letter of Credit Fee Rate payable quarterly in arrears on the last day of each March, June, September and December commencing on the first such date to occur following the date of issuance of the Letter of Credit, and on the Cancellation Date. Each Bank shall be entitled to receive its Percentage of the fees described in this Section 2.04(c) in immediately available funds promptly upon receipt by the Agent.

          (d) The Company hereby agrees to pay to CIBC, on the date of each drawing by the Trustee under the Letter of Credit, a drawing fee in the amount of $50 per drawing.

          (e) The Company hereby agrees to pay to CIBC, upon each transfer of the Letter of Credit in accordance with its terms, a transfer fee equal to $1,000.

          II.5   Reimbursement On Demand.  Subject to the provisions of
Section 2.6 hereof, the Company hereby agrees to pay to the Agent on demand (i) on and after each date on which CIBC shall pay any amount under the Letter of Credit pursuant to any certificate thereunder, a sum equal to such amount so paid (which sum shall constitute a demand loan from CIBC to the Company until so paid), plus (ii) interest on any amount remaining unpaid by the Company to the Agent under clause (i) above, at the Default Rate in effect from time to time, from the date CIBC honors such certificate, until payment of such amount in full. CIBC shall notify the Company whenever any demand for payment is made under the Letter of Credit (or any certificate thereunder) by the Trustee; provided that the failure of CIBC to so notify the Company shall not affect the rights of CIBC or the other Banks in any manner whatsoever.

          II.6 Advances. (a) If CIBC shall make any payment under the Letter of Credit with respect to (i) the purchase price of Bonds delivered pursuant to a put, in accordance with Sections 2.02(g) and (h) of the Indenture (other than in accordance with Section
2.02(h)(iv) of the Indenture) or (ii) the redemption price of Bonds delivered pursuant to a redemption in accordance with
Section 3.01(d) of the Indenture, such payment shall, notwithstanding Section 2.5, constitute an advance made by CIBC to the Company on the date and in the amount of such payment
(each such advance being a "Tender Advance"). Unless otherwise selected in accordance with subsection (b) of this Section 2.6, each Advance shall bear interest as provided in Section 2.6(b)(i) and shall have an Interest Period commencing on the date such Advance is made and ending on the earlier of (i) one month thereafter or (ii) the Stated Termination Date. The Company may, in accordance with Section 2.8, repay the unpaid principal amount of each Advance on the last day of the Interest Period applicable thereto and shall repay the unpaid principal amount of each Advance on the Cancellation Date unless otherwise prepaid in accordance with Section 2.8 hereof.

          (a) The Company shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full at the applicable rate or rates as set forth below.

                  (i) Base Rate. Except to the extent that the Company shall elect to pay interest on any Advance for any Interest Period designated pursuant to paragraph (ii) of this Section 2.6(b) at a rate designated pursuant to paragraph (iii) of this Section
          2.6(b), the Company shall pay interest on such Advance at all times from the date such Advance is made until the earlier to occur of (A) the date of repayment in full of such Advance and
          (B) the last day of the Maximum Interest Period for such Advance, payable on such earlier date, at a fluctuating interest rate per annum in effect from time to time equal to the Base Rate in effect from time to time with respect to any Advance.

                  (ii) Interest Periods. The Company may from time to time elect to have the interest on any Advance determined and payable for a specified period (an "Interest Period" for such Advance;
          subject to the terms hereof, an Advance may be comprised of one or more such Interest Periods) in accordance with paragraph (i) or (iii) of this Section 2.6(b); provided, however, that (x) the Interest Period applicable to any election to pay interest in accordance with Section 2.6(b)(iii) hereof shall be of one month or two months duration, and (y) no such election with respect to any Advance shall be effective if it would cause the aggregate duration of all Interest Periods applicable to such Advance to extend beyond the Stated Termination Date. The first day of the first Interest Period for any Advance shall be the date such Advance is made and the first day of each subsequent Interest
          Period for such Advance shall be the date on which the applicable election for such Interest Period is effective (which shall be a Business Day) or if no such election is made, the day following the last day of the immediately preceding Interest Period.
          Unless the Company shall have given timely notice to the Agent with respect to any Advance that it elects to either pay interest thereon pursuant to Section 2.6(b)(iii) or prepay such Advance pursuant to Section 2.8, the interest rate payable with respect to such Advance shall automatically be the Base Rate as provided in Section 2.6(b)(i) commencing on the day following the last day of the immediately preceding Interest Period applicable to such Advance. All Interest Periods shall end on or prior to the Stated Termination Date and no Advances shall be made on or after the Stated Termination Date.

                  (iii) Eurodollar Rate. Subject to Section 2.6(b)(ii) hereof, the Company may from time to time irrevocably elect to pay interest on any Advance at the Eurodollar Rate for the Interest Period for such Advance by notice, specifying the Advance (which shall not be less than $1,000,000 unpaid principal amount during such Interest Period) and the first day and duration of such Interest Period, received by CIBC before 11:00 A.M. (New York time) three Business Days prior to the first day of such Interest Period.

                  (iv) Illegality. If and so long as it shall be or become unlawful for CIBC or any of the Banks to obtain funds in the London or other relevant interbank market in order to fund or maintain Eurodollar Advances or otherwise to perform its obligations hereunder with respect to any Eurodollar Advances, the rate of interest accruing on all such Advances shall be equal to the Base Rate in effect from time to time until the maturity of such Advance, and the right of the Company to select the Eurodollar Rate for any Advance shall be suspended.

                  (v) Less Than $1,000,000. On and after the date on which the unpaid principal amount of any Advance shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, the rate of interest on the unpaid principal amount of such Advance shall be equal to the Base Rate, and the right of the Company to select a different rate for such Advance shall terminate;
          provided, however, that if and so long as the Company shall select for such Advance the same rate for the same Interest
          Period as another Advance or other Advances and the aggregate unpaid principal amount of all such Advances shall equal or exceed $1,000,000, the Company shall have the right to select such rate for such Interest Period for such Advance.

                  (vi) Default Rate. Notwithstanding any provision to the contrary herein (including, without limitation, any interest elections under this subsection (b)) the Company shall pay interest on all past-due Advances and (to the fullest extent permitted by law) interest, costs, fees and expenses hereunder, from the date when such amounts became due until paid in full, payable on demand, at the Default Rate in effect from time to time.

          (b) If, on or before any date on which a Eurodollar Advance would otherwise be made hereunder, pursuant to paragraph (iii) of
Section 2.6(b), either (i) the Agent determines or is notified by any of the Banks that funding in the manner contemplated in paragraph (iii), as the case may be, of Section 2.6(b) is not reasonably available or (ii) the Agent determines or is notified by any of the Banks that the rate of interest so elected for the relevant Interest Period would not adequately reflect the cost to the Banks of making, funding or maintaining such Advance for such Interest Period, the Agent shall forthwith give telephonic notice
(confirmed promptly in writing) to the Company and telephonic notice to each Bank of such determination or notification, whereupon the Company shall not be entitled hereunder to elect to pay interest at the rate provided in paragraph (iii) of Section
2.6(b) for such Interest Period; and such Advance shall bear interest as provided in Section 2.6(b)(i) and shall have an Interest Period as provided in Section 2.6(a).

          II.7 Reimbursement Obligations Deemed to be Loans; Funding by Banks to CIBC. (a) In the event that CIBC makes any payment or disbursement under the Letter of Credit or any draft accepted thereunder (including any Advance) and the Company shall not have reimbursed CIBC in full for such payment or disbursement on the same Business Day in accordance herewith, each Bank shall be obligated to pay CIBC in full or partial payment of the purchase price of its participation in the Letter of Credit, its pro rata share, according to the amount of its Percentage, of such payment or disbursement (but such obligation of the Banks shall not diminish the obligation of the Company hereunder), and the Agent shall promptly notify each other Bank thereof. Each other Bank irrevocably and unconditionally agrees to pay to the Agent in immediately available funds for CIBC's account the amount of such other Bank's Percentage of such payment or disbursement, without setoff, counterclaim, recoupment or any reduction for any reason.
If and to the extent any Bank shall not have made such amount available to the Agent by 3:00 P.M., New York time, on the Business Day on which such Bank receives notice from the Agent of payment or disbursement (it being understood that such notice received after 1:30 P.M., New York time, on any Business Day shall be deemed to have been received on the next following
Business Day), such Bank agrees to pay interest on such amount to the Agent for CIBC's account forthwith on demand for each day from and including the date such amount was to have been delivered to the Agent to but excluding the date such amount is paid, at a rate per annum equal to the Federal Funds Rate. Any
Bank's failure to make available to the Agent its Percentage of any such payment or disbursement shall not relieve any other Bank of its obligation hereunder to make available to the Agent such other Bank's Percentage of such payment, but no Bank shall be responsible for the failure of any other Bank to make available to the Agent such other Bank's Percentage of any such payment or disbursement.

     (a)       Without limitation to the foregoing provisions of this
Section 2.7, if a Bank shall, at any time, fail to make any payment to the Agent required under Section 2.7(a) (a "Funding Default"), CIBC may, but shall not be required to, cause the Agent to retain payments that would otherwise be made to such Bank hereunder and apply such payments to such Bank's defaulted obligations hereunder, at such time, and in such order, as CIBC may elect in its sole discretion. Upon a Funding Default by a Bank, CIBC shall have the right, but not the obligation, to terminate and repurchase such Bank's participation in all or, in its discretion, any portion of the Letter of Credit, for a purchase price equal to such Bank's proportionate share of the then unpaid principal balance of the outstanding Advances, if any, being repurchased, together with interest, fees and other amounts accrued and owing thereon (reduced by an amount equal to such Bank's Percentage of any such Advance or portion thereof with respect to which such Bank has not, as of the time of such repurchase, reimbursed CIBC in full in accordance with Section
2.7(a) and by the amount of any costs or expenses incurred by CIBC or the Agent in connection with such Bank's Funding Default and such repurchase), and terminate such Bank's obligations hereunder with respect to the repurchased Advances and any Drawings then made under the Letter of Credit with respect to which CIBC has not made payment as of the time of purchase. Upon the occurrence and continuance of a Funding Default by a Bank, the Agent and CIBC shall not be required to obtain the consent of such Bank to any action as provided in this Section 2.7.

          II.8   Prepayments; Reinstatement of Letter of Credit Amounts.
(a) The Company may, upon at least two Business Days' notice to the Agent, prepay the outstanding amount of any Base Advance in whole or in part (which prepayment shall be at least $1,000,000) with accrued interest to the date of such prepayment on the amount prepaid by making payment to the Agent for the pro rata share of the Banks. Except for prepayments made pursuant to subsection (b) of this Section 2.8, the Company shall not be entitled to prepay any Eurodollar Advance; provided, however, that the Company may repay any Eurodollar Advance on the last day of the Interest Period applicable thereto upon at least two
Business Days' notice to the Agent. Any prepayment of a Eurodollar Advance made pursuant to subsection (b) below, Section
6.2 or otherwise shall be accompanied by an additional payment, in accordance with Section 2.9(b), of an amount sufficient to compensate the Banks affected, as determined by each such Bank and notified to the Agent, for any loss (including loss of anticipated profits), cost or expense incurred by such Banks by reason of such prepayment.

          (a) Prior to or simultaneously with the receipt of proceeds related to the resale of Bonds purchased pursuant to one or more draws under the Letter of Credit by one or more Tender Drawings, the Company shall directly or through the Remarketing Agent or the Tender Agent on behalf of the Company, prepay the then outstanding Advances (in the order in which they were made) by paying to the Agent for the pro rata share of the Banks an amount equal to the sum of (i) the aggregate principal amount of the Bonds resold plus (ii) that aggregate amount of interest on such Bonds which was paid by such Tender Drawing or Drawings.

          II.9 Increased Costs. (a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements other than those referred to in the definition of "Eurodollar Reserve Percentage") in or in the interpretation of any law or regulation or (ii) the compliance by CIBC or any of the other Banks with any guideline, requirement or request from any central bank or other governmental or quasi-governmental authority (whether or not having the force of law), shall either (A) impose, modify or deem applicable any reserve, assessment, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, CIBC or any of the other Banks or (B) impose on CIBC or any of the other Banks any other condition regarding this Agreement, the Letter of Credit or any Advance, and the result of any event referred to in clause
(A) or (B) above, shall be to increase the cost to any of the Banks of issuing or maintaining the Letter of Credit or agreeing to make or making, funding or maintaining any Advance by an amount which such Bank reasonably deems material (which increase in cost shall be determined by such Bank's reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by the Agent (which demand shall be made at the direction of any of the Banks affected), the Company shall pay to the Agent for the benefit of the Banks affected, from time to time as specified by the Agent, additional amounts which shall be sufficient to compensate such Banks for such increased cost. A certificate setting forth such increased cost incurred by the Banks as a result of any event referred to in clause (i) or (ii) above, and giving a reasonable explanation thereof, submitted by the Agent, on behalf of and at the direction of the Banks affected, to the Company, shall constitute such demand and shall, in the absence of manifest error, be conclusive and binding for all purposes.

          (a) If, due to any change of interest rate on any Advance pursuant to Section 2.6(b)(iv), any prepayment pursuant to
Section 2.8, any acceleration of maturity of the Advances pursuant to Section 6.2, or any other reason, any Bank is subject to a change of interest rate, or receives payments of principal, of any Eurodollar Advance other than on the last day of the Interest Period relating to such Advance, the Company shall, promptly after demand by the Agent (which demand shall be made at the direction of such Bank), pay to the Agent for the benefit of the Banks affected any amounts required to compensate such Banks for any additional losses, costs or expenses which they may reasonably incur as a result of such change or payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Banks to fund or maintain such Eurodollar Advance. A certificate setting forth the amount of such additional losses, costs or expenses and giving a reasonable explanation thereof, submitted by the Agent, on behalf of and at the direction of the Banks affected, to the Company, shall constitute such demand and shall, in the absence of manifest error, be conclusive and binding for all purposes.

          II.10 Increased Capital. If either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance by any of the Banks with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and such Bank determines that the amount of such capital is increased by or based upon the existence of letters of credit (or similar contingent obligations) then, the Company shall immediately pay to the Agent for the benefit of the Banks affected, from time to time as specified by the Agent at the direction of such Banks, additional amounts sufficient to compensate such Banks in the light of such circumstances, to the extent that such Banks reasonably determined such capital to be allocable to the issuance or maintenance of the Letter of Credit
(or participation therein). A certificate as to such amounts submitted to the Company by the Agent on behalf of and at the direction of the Banks affected, giving a reasonable explanation thereof, shall constitute such demand and shall, in the absence of manifest error, be conclusive and binding for all purposes as to the amount thereof.

          II.11 Payments and Computations. The Company shall make each payment hereunder not later than 12:00 Noon (New York time) on the day when due in lawful money of the United States of America to CIBC or the Agent, as appropriate, at its address referred to in Section 7.2 in same-day funds. Any amounts due to the Banks hereunder in respect of any such payment received from the Company shall be paid by the Agent to the Banks in lawful money of the United States of America at their respective addresses, as provided in Section 7.2, in same-day funds by the close of the Business Day on which such payment is received. If and to the extent any such amount due to any Bank is not paid by the Agent in a timely fashion as aforesaid, the Agent agrees to pay interest on such unpaid amount for such Bank's account forthwith on demand for each day from and including the date such amount was to have been paid to such Bank to but excluding the date such amount is paid, at a rate per annum equal to the Federal Funds Rate. Computations of the Prime Rate and the
Default Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) elapsed. Computations of the Eurodollar Rate, the Federal Funds
Rate and the commissions and fees under Section 2.4 hereof shall be made by the Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

          II.12 Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due, or whenever the last day of any Interest Period would otherwise occur, on a day which is not a Business Day, such payment shall be made, and the last day of such Interest Period shall occur, on the next succeeding Business
Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or commission, as the case may be; provided, however, if such extension would cause such payment of a Eurodollar Advance to be made and the last day of an Interest Period for a Eurodollar Advance to occur in the next following calendar month, such payment shall be made and the last day of such Interest Period shall occur on the next preceding Business Day.

          II.13 Extension of the Stated Termination Date. Unless the Letter of Credit shall have expired in accordance with its terms on the Cancellation Date, at least 60 but not more than 120 days before each May 1, commencing May 1, 1997, the Company may request the Agent in writing (each such request being irrevocable) to extend for one year the Stated Termination Date
(it being understood that the Company may make no more than two such requests under this Section). If the Company shall make such a request, the Agent shall, no later than 40 days following the date on which the Agent shall have received such request, notify the Company in writing whether or not the Banks consent to such request (such consent requiring unanimous written approval of the Banks in their individual sole discretion) and, if all of the Banks do so consent, the conditions of such consent
(including conditions relating to legal documentation and the consent of the Trustee). If the Agent shall not so notify the Company, the Banks shall be deemed not to have consented to such request.

          II.14 Evidence of Debt. CIBC and, as appropriate, each other Bank shall maintain, in accordance with its usual practice evidence of the indebtedness of the Company resulting from each drawing under the Letter of Credit and from each Advance made from time to time hereunder and the amounts of principal and interest payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Agreement, the entries made shall, in the absence of manifest error, be conclusive evidence of the existence and amounts of the obligations of the Company therein recorded.

          II.15 Obligations Absolute. The payment obligations of the Company under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

               (i) any lack of validity or enforceability of the Letter of Credit, the Bonds, the Indenture, the Loan Agreement, the
          Custodian Agreement, the First Mortgage Bond, the First Mortgage Bond Indenture, the First Mortgage Bond Indenture Supplement, the First Mortgage Bond Delivery Agreement, the Remarketing
          Agreement, (collectively, the "Related Documents"), this
          Agreement, or any other agreement or instrument relating thereto;

               (ii) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

               (iii) the existence of any claim, set-off, defense or other right which the Company may have at any time against the Trustee or any other beneficiary, or any transferee, of the Letter of Credit (or any persons or entities for whom the Trustee, any such beneficiary or any such transferee may be acting), any Bank, or any other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents, or any unrelated transaction;

               (iv) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (v) payment by CIBC under the Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit; or

                    (vi)  any other circumstance or happening
          whatsoever, whether or not similar to any of the foregoing.

Nothing in this Section 2.15 is intended to limit any liability of CIBC pursuant to Section 7.6 in respect of its wilful misconduct or gross negligence.

          II.16 First Mortgage Bond. The Company shall cause all obligations of the Company to reimburse CIBC with respect to any payment under the Letter of Credit to be and remain secured, until paid, by the First Mortgage Bonds issued to CIBC in a principal amount equal to $18,347,124, accruing interest at a floating rate equal to the Eurodollar Rate (subject to a cap of 12% per annum) and containing other provisions and terms and otherwise in accordance with the First Mortgage Bond Delivery
Agreement.


III                   CONDITIONS PRECEDENT

          III.1 Condition Precedent to Issuance of the Letter of Credit. The obligation of CIBC to issue the Letter of Credit is subject to the condition precedent that the Agent and each of the Banks shall have received on or before the date of the issuance of the Letter of Credit the following, each dated such date, in form and substance satisfactory to the Agent and the Banks:

          (a) An executed copy (or a duplicate copy thereof certified in a manner satisfactory to the Agent and the Banks to be a true, correct and complete copy) of the Indenture.

          (b) Executed copies (or duplicate copies thereof, in each case certified in a manner satisfactory to the Agent and the Banks to be a true, correct and complete copy) of the Loan
     Agreement.

          (c) The original First Mortgage Bond(s), an executed copy of the First Mortgage Bond Delivery Agreement, and executed copies (or duplicate copies or specimens, as appropriate, of such copies, in each case certified in a manner satisfactory to the Agent and the Banks to be a true, correct and complete copy) of each of the First Mortgage Bond Indenture, the First Mortgage
     Bond Indenture Supplement (together with evidence satisfactory to the Agent of the due recording thereof), the Custodian Agreement and the Remarketing Agreement.

          (d) Certified copies of the Articles of Incorporation, By-Laws and resolutions of the Board of Directors of the Company authorizing this Agreement and all of the Related Documents to which the Company is a party and the transactions contemplated hereby and thereby, and of all other documents evidencing any other necessary corporate action.

          (e) Originals (or duplicate copies certified in a manner satisfactory to the Agent and the Banks to be true, correct and complete copies) of the application filed by the Company for the ACC Order and of all governmental actions and regulatory approvals (including, without limitation, approvals or orders of the Issuer and the ACC) necessary for the Company with respect to this Agreement and each of the Related Documents to which the Company is a party and the transactions contemplated hereby and thereby.

          (f) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered by it hereunder.

     (g)       An opinion of Reid & Priest, LLP counsel to the
     Company, in substantially the form of Exhibit D hereto and as to such other matters as the Banks may reasonably request.

     (h) An opinion of Dennis R. Nelson, Esq., General Counsel to the Company, in substantially the form of Exhibit D-2 hereto and as to such other matters as the Agent may reasonably request.

          (i) An opinion of Rodey, Dickason, Sloan, Akin & Robb, P.A., New Mexico counsel to the Company, in substantially the form of Exhibit D-3 hereto and as to such other matters as the Agent may reasonably request.

          (j) An opinion of Dickerman & Marvin, P.C., special Arizona counsel to the Company, in substantially the form of Exhibit D-4 hereto and as to such other matters as the Agent may reasonably request.

          (k) A letter from Orrick, Herrington & Sutcliffe, Bond Counsel for the Company, addressed to the Banks and stating therein that the Banks may rely on the opinion of such firm delivered pursuant to Section 9(c) of the Bond Purchase
     Agreement.

          (l) A copy of the signature book or authorizing resolution of the Trustee showing the names and signatures of the persons authorized to execute Drawing certificates or other documents or instruments under or in connection with Letter of Credit on behalf of the Trustee.

          III.2 Additional Conditions Precedent to Issuance of the Letter of Credit. The obligation of CIBC to issue the Letter of Credit shall be subject to the further conditions precedent that on the date of the issuance of the Letter of Credit:

          (a) the following statements shall be true and the Agent shall have received a certificate signed by a duly authorized officer of the Company, dated the date of such issuance, stating that:

               (i)    The representations and warranties contained in Section
          4.1 of this Agreement are true and correct on and as of the date of issuance of the Letter of Credit as though made on and as of such date; and

               (ii) No event has occurred and is continuing, or would result from the issuance of the Letter of Credit, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

          (b) the Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.


IV               REPRESENTATIONS AND WARRANTIES

          IV.1 Representations and Warranties of the Company. In order to induce CIBC to issue, and the other Banks to purchase a participation in, the Letter of Credit, the Company hereby represents and warrants to the Banks as of (i) the date hereof,
(ii) the date of the issuance of the Letter of Credit, and (iii) the date of any Tender Advance, as follows:

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arizona and is in compliance, in all material respects, with all applicable laws, rules, regulations and orders, the non-compliance with which could have a material adverse effect on the financial condition or operations of the Company or its ability to perform its obligations hereunder or in connection herewith.

          (b) The execution, delivery and performance by the Company of this Agreement and the Related Documents to which it is a party are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Company's charter or code of regulations or
     (ii) law (including, without limitation, any order, rule or regulation of the ACC) or any contractual restriction binding on or affecting the Company, and do not result in or require the creation of any lien, security interest or other charge or encumbrance (except as may be created under the Related
     Documents) upon or with respect to any of its properties.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Agreement or any Related
     Document to which the Company is a party except for the ACC
     Order, which has been duly obtained, is final and in full force and effect and is not the subject of appeal or reconsideration or other review.

          (d) This Agreement is, and the Related Documents to which it is a party when delivered hereunder will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

          (e) The consolidated balance sheets (including the notes thereto) of the Company and its Subsidiaries as at December 31, 1995, and the related statements of income and retained earnings and statements of cash flows (including the notes thereto) of the Company and its Subsidiaries for the fiscal year then ended, certified by Deloitte and Touche LLP, independent public accountants, copies of which have been furnished to the Agent, fairly present the financial condition of the Company and its Subsidiaries as at such date and the results of the operations of the Company and its Subsidiaries for the fiscal year then ended, all in accordance with generally accepted accounting principles consistently applied, except, in the case of all such statements, as noted in the report of the independent public accountants or as noted elsewhere in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (the "1995 10-K"); and, except as disclosed in the 1995 10-K and the Current Reports on Form 8-K, dated as of March 6 and April 4, 1996 (together with the 1995 10-K, the "Disclosure Documents"), since December 31, 1995, there has been no material adverse change in the financial condition, business, properties, operations or prospects of the Company.

          (f) Except as disclosed in the Disclosure Documents, as filed with the Securities and Exchange Commission, there is no pending or (to the best knowledge of the Company after due inquiry) threatened action, investigation or proceeding before any court, governmental agency or arbitrator against or affecting the Company or any of its Subsidiaries which may materially adversely affect the financial condition, business, properties, operations or prospects of the Company or the ability of the Company to perform its obligations hereunder or under any of the Related Documents or which purports to affect the legality, validity or enforceability of this Agreement or any Related Document.

          (g) No Termination Event has occurred nor is reasonably expected to occur with respect to any Plan, and no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

          IV(ff)    Schedule B (Actuarial Information) to the
     199_ annual report (Form 5500 Series) with respect to each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Agent, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

          (i) Neither the Company nor any of its Affiliates has incurred nor reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan. No condition exists or event or transaction has occurred with respect to any Plan which could result in the incurrence by the Company of any material liability, fine or penalty (other than the liability in the ordinary course of business to pay benefits or make contributions). Except as disclosed in Schedule 4.1(i) hereto, the Company has no contingent liability with respect to any post-retirement benefit under a welfare plan as defined in Section 3(1) of ERISA, other than liability for continuation coverage described in Part 6 of subtitle B of title I of ERISA.

          (j) The Company has filed all material tax returns (Federal, state and local), which to the knowledge of the Company, are required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for payment thereof other than such taxes that the Company is contesting in good faith by appropriate legal proceedings.

          (k) Except as otherwise disclosed to the Agent by the Company in writing or as disclosed in any publicly available report filed by the Company with the Securities and Exchange Commission, in each case, prior to the date hereof, (i) all facilities and property (including underlying groundwater) owned or leased by the Company or any of its Subsidiaries have been, and continue to be, owned or leased by it and its Subsidiaries in compliance with all environmental laws, except for such failures to comply which would not give rise to any potential material liability of the Company or any of its Subsidiaries; and (ii) there have been no past, and, to the Company's actual knowledge, there are no pending or threatened (x) claims, complaints or notices for information received by the Company or any of its Subsidiaries with respect to any alleged violation of any environmental law, or (y) complaints or notices to the Company or any of its Subsidiaries regarding potential material liability under any environmental law, except for such alleged violations which would not give rise to any potential material liability of the Company or any of its Subsidiaries.

          (l) All information heretofore or contemporaneously herewith furnished by the Company to the Agent and the Banks for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of the Company to the Agent or the Banks will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances in which such information was provided.

          (m) The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Advances will be used for a purpose which violates, or would be inconsistent with, Regulation G, U or X of the Board of Governors of the Federal Reserve. Terms for which meanings are provided in said Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section 4.1(n) with such meanings.

          (n) The provisions of the First Mortgage Bond Indenture (including the First Mortgage Bond Indenture Supplement), the First Mortgage Bonds and the First Mortgage Bond Delivery Agreement (the "First Mortgage Documents") are effective to create, in favor of the Agent for the benefit of the Banks, a legal, valid and enforceable Lien on or in all of the "Mortgaged Property" (as defined in the First Mortgage Bond Indenture), and all necessary and appropriate recordings and filings have been made in all necessary and appropriate public offices so that the Liens created by the First Mortgage Documents constitute perfected Liens on or in all rights, titles, estates and interests of the Company in the "Mortgaged Property" (as defined in the First Mortgage Bond Indenture), prior and superior to all other Liens other than Liens permitted under subsection 12.4(d) and (e) of the Master Restructuring Agreement, and all necessary and appropriate consents to the creation and perfection of such Liens have been obtained. No mortgage or financing statement or other instrument or recordation covering all or any part of the "Mortgaged Property" (as defined in the First Mortgage Bond Indenture) is on file in any recording office which has not been terminated or released, except as may have been filed in favor of the Agent, for the benefit of the Banks or in respect of any Lien permitted under subsection 12.4(d) and (e) of the Master Restructuring Agreement.

V                   COVENANTS OF THE COMPANY

          V.1 Affirmative Covenants. So long as a drawing is available under the Letter of Credit (or the Banks shall have any other obligation to the Company thereunder) or the Banks shall have any Commitment hereunder or the Company shall have any obligation to pay any amount to the Banks hereunder, the Company will, unless the Agent (with the consent of the Majority Banks) shall otherwise consent in writing:

          (a) Preservation of Corporate Existence, Etc. Without limiting the rights of the Company under Section 5.2(d), preserve and maintain its corporate existence, rights (charter and statutory), and franchises, and its qualification to do business in Arizona; provided, however, that the Company shall not be required to maintain any right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Company.

          (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, applicable environmental laws, rules, regulations and orders), such compliance to include, without limitation, paying before the same become delinquent all material taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent that compliance with or payment of any of the foregoing is then being contested in good faith and by appropriate proceedings and against which adequate reserves are being maintained; provided, however, that any such non-compliance which will not have a material adverse effect on the financial condition or operations of the Company or its ability to perform its obligations shall not constitute a breach of this subsection (b).

          (c) Visitation Rights. Subject to contractual or statutory limitations regarding confidential or proprietary information, at any reasonable time and from time to time, permit the Agent or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Subsidiaries which the Agent determines in good faith to be relevant to the interests of the Banks hereunder, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their respective officers or directors; provided, however, that the Company reserves the right to restrict access to any of its facilities in accordance with reasonably adopted procedures relating to safety and security and provided, further, that anything herein to the contrary notwithstanding, such costs and expenses incurred by the Agent in connection with any such examinations, copies, abstracts, visits or discussions occurring or made prior to the occurrence and continuance of an Event of Default shall be for the account of such Bank. Each Bank agrees to use its best efforts to ensure that any information concerning the Company or any of its Subsidiaries obtained by such Bank pursuant to this Section 5.1(c) that is not contained in a report or other document filed with the Securities and Exchange
     Commission distributed by the Company or any of its Subsidiaries to its shareholders or otherwise available to the public generally, will to the extent permitted by law and except as may be required by valid subpoena or in the normal course of business operations of such Bank be treated confidentially by such Bank and will not be distributed or otherwise made available by such Bank to any person or entity other than bank examiners and the employees, auditors, counsel, authorized agents or representatives of such Bank or the Agent.

          (d) Keeping of Books. Keep proper books of record and account, in which appropriate entries shall be made of all financial transactions and the assets and business of the Company in accordance with generally accepted accounting principles.

          (e) Reporting Requirements. Furnish to the Agent and each of the Banks the following:

               (i) as soon as possible and in any event within five Business Days after the occurrence of each Event of Default and each event which, with the giving of notice, lapse of time, or both, would constitute any such Event of Default, the statement of an authorized officer of the Company setting forth details of such Event of Default or event and the action which the Company has taken and proposes to take with respect thereto;

               (ii) as soon as available and in any event within 60 days after the close of each of the first three quarters in each fiscal year of the Company, or 15 days after the date on which its quarterly report for such fiscal quarterly period is required to be filed with the Securities and Exchange Commission, whichever is later, (A) an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and consolidated statements of income and of summary changes in financial position of the Company and its Subsidiaries for the twelve-month period then ended, fairly presenting the financial condition of the Company and its Subsidiaries as at such date and the results of operations and summary changes in the financial position of the Company and its Subsidiaries for such period and setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer, treasurer, assistant treasurer, controller or corporate secretary (or the designee of such corporate officers) of the Company as having been prepared in accordance with generally accepted accounting principles consistently applied, except as stated therein or in the certificate referred to above, or noted elsewhere therein, (it being understood and agreed that the delivery by the Company to the Agent within the time period specified above of the Company's Quarterly Report on Form 10-Q for such quarter, as filed with the Securities and Exchange Commission, containing such balance sheet and statements shall be deemed to satisfy the requirements of this subparagraph (A)), (B) a certificate of such officer stating whether he has any knowledge of the occurrence at any time prior to the date of such certificate of any Event of Default not theretofore reported pursuant to the provisions of paragraph (i) of this subsection (e) or of the occurrence at any time prior to such date of any such event, except events theretofore reported pursuant to the provisions of paragraph (i) of this subsection
          (e) and remedied, which with notice or lapse of time or both would constitute an Event of Default and, if so, setting forth the details of such Event of Default or event;

               (iii) (A) as soon as available and in any event within 105 days after the end of each fiscal year of the Company or 15 days after the date on which the annual report for such fiscal year is required to be filed with the Securities and Exchange Commission, whichever is later, a copy of the annual report for such year for the Company and its Subsidiaries, containing financial statements for such year and an audit report (without material qualification as to the scope of or manner of performing such audit), in each case, prepared in accordance with generally accepted auditing standards by independent public accountants of recognized national standing selected by the Company (it being understood and agreed that the delivery by the Company to the Bank within the time period specified above of the Company's Annual Report on Form 10-K for such year, as filed with the Securities and Exchange Commission, containing such financial statements shall be deemed to satisfy the requirements of this subparagraph (A)) and (B) a certificate of the chief financial officer, treasurer, assistant treasurer, comptroller or corporate secretary (or the designee of such corporate officers) of the Company stating whether he has any knowledge of the occurrence at any time prior to the date of such certificate of any Event of Default not theretofore reported pursuant to the provisions of paragraph (i) of this subsection (e) or of the occurrence at any time prior to such date of any such event, except events theretofore reported pursuant to the provisions of paragraph (i) of this subsection
          (e) and remedied, which with notice or lapse of time or both would constitute an Event of Default and, if so, setting forth the details of such Event of Default or event;

               (iv) promptly after the sending or filing thereof, (A) copies of all reports which the Company sends to its shareholders generally and (B) copies of all reports which the Company or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

               (v) as soon as possible and in any event (i) within 30 days after the Company or any Affiliate knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred and (ii) within 10 days after the Company or any Affiliate knows or has reason to know that any other Termination Event with respect to any Plan, a statement of the chief financial officer of the Company describing such Termination
          Event and the action, if any, which the Company or such Affiliate proposes to take with respect thereto;

               (vi) promptly and in any event within five Business Days after receipt thereof by the Company or any Affiliate from the PBGC, copies of each notice received by the Company or any such Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

               (vii) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form
          5500 Series) with respect to each Plan which is a pension plan (other than a Multiemployer Plan) maintained by the Company or any Affiliate, which provides payments at, or defers receipt of payment until, retirement and is subject to Title IV of ERISA;

               (viii) if and for so long as the Company or any Affiliate shall incur, or expect to incur, any liability under a Multiemployer Plan, promptly and in any event within five
          Business Days after receipt thereof by the Company or any Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Company or any Affiliate concerning (A) the imposition of withdrawal liability by a Multiemployer Plan pursuant to Section 4202 of ERISA, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or
          (D) the amount of liability incurred, or expected to be incurred, by the Company or any Affiliate in connection with any event described in clause (A), (B) or (C), above;

               (ix)   promptly after the Company knows or has reason to know of
          (i) any pending or threatened action, investigation or proceeding of the type described in Section 4.1(g) which may have a material adverse effect of the type described therein, (ii) any claim, complaint or notice of the type described in Section 4.1(l) regarding potential material liability or respecting alleged violations which might give rise to such potential material liability, as described therein, (iii) any material adverse change in the financial condition, business, properties, operations or prospects of the Company, or (iv) any amendment, supplement or other modification to the Indenture to which the Agent is not a party, or any consent, waiver or release with respect to the Indenture to which the Agent is not a party, affecting the obligations or duties of the Tender Agent thereunder with respect to the Collateral, the statement of an authorized officer of the Company describing the foregoing and the action, if any, which the Company proposes to take with respect thereto; and

               (x) such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as the Agent may from time to time reasonably request.

          (f) Redemption or Defeasance of Bonds. Use its best efforts to cause the Trustee, upon redemption or defeasance of less than all of the Bonds pursuant to the Indenture, to furnish to the Agent a notice in the form of Exhibit 4 to the Letter of Credit, and, upon a redemption or defeasance of all of the Bonds pursuant to the Indenture, to surrender the Letter of Credit to CIBC for cancellation.

          (g) Maintenance of Insurance. Maintain insurance with reputable insurers covering all such properties and against loss or damage of the kinds and in such amounts, including self insurance and retainage arrangements, as is usually carried by companies engaged in similar businesses, similarly situated and owning similar properties.

          V.2 Negative Covenants. So long as a drawing is available under the Letter of Credit (or the Banks shall have any other obligations to the Company thereunder) or any of the Banks shall have any Commitment hereunder or the Company shall have any obligation to pay any amount to any of the Banks hereunder, the Company will not, without the written consent of the Agent (with the consent of the Majority Banks):

          (a) Amendment of Any Related Document. Enter into or consent to any amendment or modification of any Related Document, except with prior written notice to the Agent and, in the case of any amendment or modification adverse to the Agent or the Banks or affecting any rights, powers, agreements or obligations of the Agent or any Bank hereunder or thereunder, with the prior written consent of the Agent and the Majority Banks (subject to the second and third sentences of Section 7.15).

          (b) Compliance with ERISA. (i) Enter into any prohibited transaction (as defined in Section 4975 of the Code and in Section 406 of ERISA and not otherwise exempt) involving any Plan which may result in any fine or penalty being imposed on the Company which (in the reasonable opinion of the Agent) is material to the financial position or operations of the Company or (ii) allow or suffer to exist any other event or condition known to the Company which results in any liability of the Company to the PBGC which (in the reasonable opinion of the Agent) is material to the financial position or operations of the Company. For purposes of this Section 5.2(b), "liability" shall not include termination insurance premiums payable under Section 4007 of ERISA.


VI                     EVENTS OF DEFAULT

          VI.1 Events of Default. The occurrence of any of the following events shall be an "Event of Default" hereunder:

          (a) The Company shall fail to pay any amount (other than any amount due under Section 2.5(i) or the principal amount of any Advance) payable hereunder within five (5) days after such amount becomes due or shall fail to pay any amount due under
     Section 2.5(i) or the principal amount of any Advance when due;
     or

          (b) Any representation or warranty made, or deemed made, by the Company herein or by the Company (or any of its officers) in connection with this Agreement or any of the Related Documents shall prove to have been incorrect in any material respect when made or deemed made; or

          (c) The Company shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any material term, covenant or agreement contained in any of the Related
     Documents on its part to be performed or observed (other than a term, covenant or agreement referred to in Section 6.1(a) or (b)) and, in any such case, such failure shall continue for 30 days after written notice thereof from the Agent or any Bank (with concurrent notice to the Agent) to the Company; the Company shall seek to invalidate the Custodian Agreement or any lien or security interest created thereby; or the Custodian Agreement shall at any time fail to provide the Agent with a perfected security interest in the Bonds as contemplated by the terms thereof; or

          (d) The Company shall fail to pay any Debt (excluding Debt under this Agreement or under the Bonds) of the Company (as the case may be), when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in an aggregate amount exceeding $10,000,000 and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable prior to the stated maturity thereof; or

          (e) The Company shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Company shall take any corporate action to authorize any of the actions set forth above in this subsection
     (e); or

          (f) One or more final judgments or decrees shall be entered against the Company involving in the aggregate a liability (not paid or fully covered by insurance) of $10,000,000 plus with respect to judgments or decrees for state income, sales, use and property taxes, $20,000,000 or more and all such judgments or decrees shall not have been vacated, discharged or stayed within 90 days from the entry thereof; or

          (g) Any provision of this Agreement or any material provision of any Related Document to which the Company is a party shall at any time for any reason cease to be valid and binding on the Company, or shall be declared to be null and void, or the validity or enforceability thereof shall be denied or contested by the Company, or a proceeding shall be commenced by any governmental agency or authority having jurisdiction over the Company seeking to establish the invalidity or unenforceability thereof and the Company shall fail diligently or successfully to defend such proceeding; or

          (h) Any "Event of Default" under and as defined in the Loan Agreement or the Indenture shall have occurred and be continuing;
     or

          (i) Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Company by the Agent or any Bank (with concurrent notice to the Agent), (i) such Termination Event (if correctable) shall not have been corrected and (ii) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan by more than the amount of $10,000,000;
     or

          (j) The Company or any of its Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $10,000,000; or

          (k) Any order of the ACC or any approval or order of any other governmental body, public board, or public body related to the Related Documents shall be modified, rescinded, revoked or set aside or otherwise cease to remain in full force and effect;
     or

          (l) Any "Event of Default" under and as defined in the Master Restructuring Agreement shall have occurred and be continuing; or

          (m) Any of the First Mortgage Documents shall, at any time, cease to be in full force and effect (unless released by the Agent) or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company, or any Lien intended to be created by any of the First Mortgage
     Documents shall cease to be or shall not be a valid and perfected
     Lien having the priority contemplated thereby.

          VI.2 Upon an Event of Default. If any Event of Default, other than an Event of Default described in Section 6.1(e), shall have occurred and be continuing, the Agent may or, at the direction of the Majority Banks, shall (i) by notice to the Company, declare the obligation of CIBC to issue the Letter of Credit and to make
Advances hereunder to be terminated, whereupon the same shall forthwith terminate, (ii) (A) give notice to the Trustee and pursuant to Section 2.02(h)(iv) of the Indenture stating that an Event of Default under this Agreement has occurred and requiring the Trustee to direct the Tender Agent to purchase the Bonds upon mandatory tender for purchase pursuant to Section 2.02(h)(iv) of the Indenture, or (B) give notice to the Trustee stating that an Event of Default under this Agreement has occurred and directing the Trustee to notify the Issuer of its resulting obligation to redeem the Bonds pursuant to Section 3.01(f) of the Indenture,
(iii) declare the Advances, all interest thereon and all other amounts payable thereunder or in respect thereof to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Company, and (iv) in addition to other rights and remedies provided for herein or in the Custodian Agreement or otherwise available to it, pursue any other rights and remedies permitted to the Agent or any Bank at law or in equity. If any Event of Default described in Section 6.1(e) shall occur, (i) the Commitment (if not theretofore terminated) shall automatically terminate, (ii) the obligation to issue the Letter of Credit (if not theretofore issued) and make Advances hereunder shall automatically terminate, and (iii) all Advances and other amounts outstanding, all interest thereon and all other amounts payable thereunder or in respect thereof shall automatically be and become immediately due and payable, in each case, without presentment, demand, protest or notice of any kind to the Company (or any other
Person), all of which are hereby expressly waived by the Company.


VII                      MISCELLANEOUS

          VII.1 Amendments, Etc. Subject to the second and third sentences of Section 7.15 hereof, no amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent (with the consent of the Majority Banks) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          VII.2 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telecopied, telexed, telegraphed or delivered, if to the Company, to it at 220 West Sixth Street, Tucson, Arizona 85702, Attention: Treasurer, if to the Agent or
CIBC, at its address at 2727 Paces Ferry Road, Two Paces West,
Atlanta, Georgia 30339, Attention: Clare Coyne; and if to any other Bank, at its address set forth on the signature page hereto; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telexed or telegraphed, be effective when deposited in the mails or sent by telecopy or telex or delivered to the telegraph company, respectively, addressed as aforesaid, except that notices to CIBC or the Agent (as the case may be) pursuant to the provisions of Article II shall not be effective until received by CIBC or the Agent (as the case may be).

          VII.3 No Waiver; Remedies. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          VII.4 Right of Set-off; Sharing of Payments. (a) Upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement, up to its pro rata share thereof, according to the amount of its Percentage, irrespective of whether or not such Bank shall have made any demand hereunder and although such obligations may be contingent or unmatured.

          (a) Each Bank agrees promptly to notify the Company after any such set-off and application referred to in subsection (a) above; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Banks under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Banks may have.

          (b) If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Advance (other than pursuant to the terms of Sections 2.09 and 2.10) in excess of its pro rata share of payments then or therewith obtained by all Banks, such Bank shall purchase from the other Banks such participations in Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and each Bank which has sold a participation to the purchasing Bank shall repay to the purchasing Bank the purchase price to the ratable extent of such recovery together with an amount equal to such selling Bank's ratable share (according to the proportion of

               (i) the amount of such selling Bank's required repayment to the purchasing Bank, to

               (ii)      the total amount so recovered from the purchasing
          Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 7.4(c) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 7.4(a) and (b) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a setoff to which this Section applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section to share in the benefits of any recovery on such secured claim.

          VII.5 Indemnification. The Company hereby indemnifies and holds the Banks and the Agent harmless from and against any and all claims, damages, losses, liabilities, penalties, costs and expenses which any Bank or the Agent may incur or which may be claimed against any Bank or the Agent by any Person:

          (a) by reason of any inaccuracy or alleged inaccuracy in any material respect, or any untrue statement or alleged untrue statement of any material fact, contained in the Preliminary Official Statement or the Official Statement or any amendment or supplement thereto, or by reason of the omission or alleged omission to state therein a material fact necessary to make such statements, in the light of the circumstances under which they were made, not misleading; or

          (b) by reason of or in connection with the execution, delivery or performance of the Bonds, the Indenture, or the Loan Agreement, or any transaction contemplated by the Indenture or the Loan Agreement, other than as specified in subsection (c) below; or

          (c) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payment under, the Letter of Credit or any documents or instruments in connection therewith; provided, however, that the Company shall not be required to indemnify any Bank or the Agent pursuant to this Section 7.5(c) for any claims, damages, losses, liabilities, costs or expenses to the extent caused by (i) CIBC's wilful misconduct or gross negligence, as determined by a court of competent jurisdiction, in determining whether documents presented under the Letter of Credit comply with the terms of the Letter of Credit or (ii) CIBC's wilful or grossly negligent failure, as determined by a court of competent jurisdiction, to make lawful payment under the Letter of Credit after the presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit.

Nothing in this Section 7.5 is intended to limit the Company's obligations contained in Article II. Without prejudice to the survival of any other obligation of the Company hereunder, the indemnities and obligations of the Company contained in this
Section 7.5 shall survive the payment in full of amounts payable pursuant to Article II and the termination of the Letter of Credit.

          VII.6 Liability of the Banks. The Company assumes all risks of the acts or omissions of the Trustee and any other beneficiary or transferee of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Banks, the Agent nor any of their respective officers or directors shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or any acts or omissions of the Trustee and any other beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(c) payment by CIBC against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, except that the Company shall have a claim against CIBC, and CIBC shall be liable to the Company, to the extent of any direct, as opposed to consequential, damages suffered by the Company which the Company proves were caused by (i) CIBC's wilful misconduct or gross negligence, as determined by a court of competent jurisdiction, in determining whether documents presented under the Letter of Credit comply with the terms of the Letter of Credit or (ii) CIBC's wilful or grossly negligent failure, as determined by a court of competent jurisdiction, to make lawful payment under the Letter of Credit after the presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, CIBC may accept (documents that appear on their face to be in order (whether original documents or copies thereof, including but not limited to, facsimile copies), without responsibility for further investigation, regardless of any notice or information to the contrary.

          VII.7 Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration of this Agreement, the Custodian Agreement and any other documents which may be delivered in connection with this Agreement (including any amendments or waivers of, or consents to depart from, any provision hereof executed in accordance herewith at any time or from time to time), including, without limitation,
(A) the reasonable fees and out-of-pocket expenses of counsel for the Agent and CIBC, and local counsel who may be retained by said counsel, with respect thereto and with respect to advising the Agent and CIBC as to their respective rights and responsibilities under this Agreement and all costs and expenses (including counsel fees and expenses) in connection with (i) the enforcement
(whether through negotiations, legal proceedings or otherwise) of this Agreement and such other documents which may be delivered in connection with this Agreement or (ii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain CIBC from paying any amount under the Letter of Credit and (B) all costs and expenses of any Bank (including fees and expenses of counsel to such Bank) in connection with enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and such other documents which may be delivered in connection with this Agreement. In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the Letter of Credit or any such other documents, and agrees to save the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.
Notwithstanding the foregoing, the Company's obligation in respect of the fees of Agent's counsel in respect of the preparation and initial closing under this Agreement shall be limited to $15,000.

          VII.8 Binding Effect. This Agreement shall become effective when it shall have been executed and delivered by the Company, the Agent and the Banks and thereafter shall be binding upon and inure to the benefit of the Company, the Agent and the Banks and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent. CIBC may assign to one or more banks or other entities all or any part of, or may grant participations to one or more banks or other entities in all or any part of, or any interest (undivided or divided) in, CIBC's rights and benefits under this Agreement, and to the extent of any such assignment or participation (unless otherwise stated therein) the assignee or purchaser of such assignment or participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as it would have if such assignee were a Bank hereunder.

          VII.9 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

          VII.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

          VII.11 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          VII.12 Subparticipation. Subject to Section 7.8, no Bank's participation may be subdivided or transferred without the Agent's prior written consent (which consent shall not be unreasonably withheld); except that each Bank may, with notice to the Agent and each of the Banks, subdivide or transfer its participation without consent of the Agent if such subdivision or transfer is made exclusively with or to a branch of such Bank located in any State of the United States and subject to jurisdiction of the state and federal courts therein.

          VII.13 Acknowledgements and Agreements by the Banks. Each Bank expressly acknowledges and agrees that: (a) it has received a copy of this Agreement, the Official Statement, the Indenture, the Loan Agreement and such other documents in connection with this Agreement and the Letter of Credit as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (b) such Bank, independently and without reliance upon CIBC or the Agent, has made its own appraisal of the creditworthiness of the Company and any and all other obligors, has made a commercial banking decision to purchase its participation and did take such care on its own behalf as would have been the case if it were a direct party to the Letter of Credit; (c) neither CIBC nor the Agent has made or does make any representations or warranties or assumes any responsibility with respect to the validity, genuineness, due authorization, execution, delivery, legality, sufficiency, enforceability or collectibility of any document related to the Letter of Credit or any Advance (including, without limitation, this Agreement or any other agreement, security agreement, guaranty, statement or certificate delivered in connection therewith) or with respect to the validity, genuineness, enforceability, collectibility, existence or worth of any collateral securing the same or guarantees thereof; (d) CIBC and the Agent assume no responsibility for (i) any statement, warranty, representation, or certification made in, or in connection with, any document relative to the Letter of Credit or Advances, (ii) the filing, recording, or taking of any action with respect to any document relative to the Letter of Credit or Advances or any security therefor, or (iii) the financial condition of the Company or any other obligor with respect to the Letter of Credit or Advances or the performance or observance by the Company or any other obligor with respect to the Letter of Credit or Advances of their obligations; and (e) the sale of the participation hereunder does not constitute the sale of a "security" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of
1934.

          VII.14 Authorization. Each Bank authorizes the Agent to act on behalf of such Bank to the extent provided herein or in any Related Document, the Letter of Credit or any other document or instrument delivered hereunder or in connection herewith, and to take such other action as may be reasonably incidental thereto.

          VII.15 Action by the Agent. Each Bank expressly understands and agrees that (a) the Agent may use its discretion with respect to exercising or refraining from exercising any rights which it may have or taking or refraining from taking any actions it may be entitled to take in connection with the Letter of Credit, Advances, this Agreement or any other document related to the Letter of Credit or Advances or any collateral therefor or any obligor or beneficiary thereunder; and (b) in exercising such discretion, the Agent will use the same care to protect the interest of the Banks as it would if the Agent were the holder of the Banks' interests, and that, so long as the Agent exercises such care, it shall not be under any liability to the Banks except in the instance of the Agent's gross negligence or willful misconduct (without limiting the foregoing, the Agent may consult with legal counsel, independent public accountants, and experts selected by it, and will not be liable for any action that it takes or does not take, in good faith, in accordance with the advice of such counsel, accountants or experts, and the Agent may act in reliance on any notice, consent or other instrument or writing which it believes to be genuine or to have been presented by a proper Person). Each Bank further expressly understands and agrees that the Agent may, with the consent of the Majority
Banks, agree to any amendment, modification, waiver, termination, release or consent with respect to the Letter of Credit, Advances, this Agreement or any document (including, without limitation, any security agreement or guaranty) relative to the Letter of Credit, Advances or this Agreement or any Related
Document, or take, or refrain from taking, any action with respect thereto, except that the Agent will not, without the consent of all of the Banks, agree to any extension of the Letter of Credit (or this Agreement in connection therewith), reduction of the effective fee rate or interest rate payable to the Banks in connection with the Letter of Credit or Advances, forgiveness or postponement of any reimbursement obligation in respect of the Letter of Credit or any principal of or interest on the Advances payable to the Banks, or any release of Collateral under the Custodian Agreement. If the Agent requests the consent of the Banks to an amendment, modification, waiver, release or consent and any Bank does not respond within ten (10) days of CIBC's written request, such Bank shall be deemed not to have given its consent thereto. If a Bank fails to consent to any amendment, modification, waiver, release or consent which requires its consent, CIBC shall have the right, but not the obligation, to terminate and repurchase such Bank's participation in the Letter of Credit and all Advances or, in its discretion, in only the Advances under the Letter of Credit affected by such change, at such time, for a purchase price equal to the Bank's proportionate share of the then unpaid principal balance of the outstanding
Advances, if any, being repurchased (reduced by an amount equal to such Bank's Percentage of any such Advance or portion thereof with respect to which such Bank has not, as of the time of such repurchase, reimbursed CIBC in full in accordance with Section
2.7(a)), together with interest, fees and other amounts accrued with respect thereto, and terminate the Bank's obligations hereunder with respect to the Letter of Credit and/or the repurchased Advances, as appropriate.

          VII.16 Indemnification by the Banks. The Agent shall not be required to do any act hereunder or under any Related
Document, the Letter of Credit, or any other document or instrument delivered hereunder or in connection herewith or take any action toward the execution or enforcement of the agency hereby created, or to prosecute or defend any suit in respect of this Agreement, the Related Documents, the Letter of Credit, or any collateral security, or other documents in connection with the foregoing, unless indemnified to its satisfaction by the Banks, pro rata, in accordance with their respective Percentages, against loss, cost, liability, and expense. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and not commence or cease to do the acts indemnified against until such additional indemnity is furnished.

          VII.17 Exculpation of the Agent. Neither the Agent nor any of its directors, officers, employees or agents shall (i) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of, this Agreement, any Related
Document, the Letter of Credit, or any other instrument or document delivered hereunder or in connection herewith, (ii) be responsible for the validity, genuineness, Related Document, the Letter of Credit, or any other instrument or document delivered hereunder or in connection herewith, (ii) be responsible for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any Collateral or other collateral security, (iii) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by the Company or any other obligor of its obligations, (iv) be responsible to verify that any schedule, certificate, statement, report, notice or other writing which is required to be delivered by the Company to the Banks has in fact been delivered to the Banks, (v) be responsible for the content of any schedule, certificate, statement, report, notice or other writing which is required to be delivered by the Company to the Banks including, without limitation, any such writing which in fact is not delivered to the Banks, or (vi) in any event, be liable as such for any action taken or omitted by it or them, except, in each case, for its or their own gross negligence or willful misconduct. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Agent in its individual capacity.

          VII.18 Knowledge. The Agent shall be entitled to assume that no Event of Default or event or circumstance that with notice or lapse of time or both would constitute an Event of Default exists, absent actual knowledge thereof.

          VII.19 Resignation. The Agent may resign as such at any time upon at least 30 days' prior notice to the Company and the Banks. In the event of any such resignation, the Banks shall as promptly as practicable appoint a successor Agent with the consent of those Banks whose Percentages in the aggregate are greater than 50%. After any resignation pursuant to this Section
7.19, the provisions of this Agreement relating to indemnification and limitation of the liability of the Agent, including without limitation Sections 7.13, 7.15, 7.16 and 7.17, shall inure to the benefit of the retiring Agent as to any actions taken or omitted to be taken by it while it was Agent hereunder.

          VII.20 Submission To Jurisdiction; Waivers. The Company hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the First Mortgage
     Documents and the Custodian Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New
     York in the County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in Section 7.2 or at such other address of which the Agent shall have been notified pursuant thereto; and

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          VII.21 WAIVERS OF JURY TRIAL. THE COMPANY, THE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY
JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT
OR ANY FIRST MORTGAGE DOCUMENT OR THE CUSTODIAN AGREEMENT AND FOR
ANY COUNTERCLAIM THEREIN.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                   TUCSON ELECTRIC POWER COMPANY


                                   By____________________________
                                     Name:_______________________
                                     Title:______________________


Amount of                               Percentage of
Commitment      Commitment


$18,347,124.00   100.00%           CANADIAN IMPERIAL BANK OF
                                    COMMERCE, NEW YORK AGENCY
                                   individually and as Agent

                                   By____________________________
                                     Name:_______________________
                                     Title:______________________

                                                         EXHIBIT A

                    FORM OF LETTER OF CREDIT



                                                      May 1, 1996

First Trust of New York, National Association
100 Wall Street
Suite 1600
New York, New York 10005
Attention:  Corporate Trust Administration

Dear Sir or Madam:

          We hereby issue our Irrevocable Letter of Credit No. U-96-0623, at the request and for the account of Tucson Electric Power Company (the "Company"), in your favor, as Trustee under the Indenture of Trust, dated as of May 1, 1996 (the "Indenture"), between the Coconino County, Arizona Pollution Control Corporation (the "Issuer") and you, as Trustee, pursuant to which $16,700,000 in aggregate principal amount of the Issuer's Pollution Control Revenue Bonds, 1996 Series A (Tucson Electric Power Company Project) (the "Bonds"), are to be issued, this Letter of Credit being in the total amount of $18,347,124 (subject to adjustment as provided below).

          This Letter of Credit shall be effective immediately and shall expire upon the earliest to occur of (i) April 30, 1999, (ii) the date on which we receive a written and completed certificate signed by you in the form of Exhibit 1 or Exhibit 3 attached hereto, stating that the drawing thereunder is the final drawing under this Letter of Credit and that, upon the honoring of such drawing, this Letter of Credit will expire in accordance with its terms, and (iii) the date upon which we receive a written certificate signed by you and stating therein that either
(a) no Bonds are "Outstanding" (as defined in the Indenture) or
(b) this Letter of Credit is being "Terminated" (as defined in the Indenture) without a mandatory purchase of the Bonds (such earliest date being the "Cancellation Date").

          The aggregate amount which may be drawn under this Letter of Credit, subject to reductions in amount and reinstatement as provided below, is $18,347,124, of which the aggregate amounts set forth below may be drawn as indicated.

                    (i)  An aggregate amount not exceeding
          $16,700,000, as such amount may be reduced and restored as provided below, may be drawn in respect of payment of principal of the Bonds (or the portion of the purchase price of Bonds corresponding to principal)
          (the "Principal Component").

                    (ii)  An aggregate amount not exceeding
          $1,647,124, as such amount may be reduced and restored as provided below, may be drawn in respect of the payment of up to 300 days' interest on the principal amount of the Bonds computed at a maximum rate of 12% per annum (or the portion of the purchase price of Bonds corresponding thereto) (the "Interest Component").

          The Principal Component and the Interest Component shall be reduced effective upon our receipt of a certificate in the form of Exhibit 4 attached hereto completed in strict compliance with the terms hereof.

          The Principal Component and the Interest Component shall be reduced immediately following our honoring of any certificate requesting a drawing hereunder, in each case by an amount equal to the respective component of the amount specified in such certificate. The presentation of a certificate requesting a drawing hereunder, in strict compliance with the terms hereof, shall be a "Drawing"; a Drawing in respect of a regularly scheduled interest payment or payment of principal of and interest on the Bonds upon scheduled or accelerated maturity shall be a "Regular Drawing"; a Drawing to pay principal of and interest on Bonds upon redemption of the Bonds in whole or in part or to pay the purchase price of the Bonds in accordance with
Section 2.02(h)(iv) of the Indenture shall be a "Redemption/Mandatory Tender Upon Default Drawing"; and a Drawing to pay the purchase price of Bonds in accordance with Section 2.02(g) or (h) of the Indenture shall be a "Tender Drawing".

          On the eighth day following any Drawing hereunder against the Interest Component (other than the amount drawn pursuant to a Redemption/Mandatory Tender Upon Default Drawing in respect of the payment of interest accrued on the Bonds) the amount so drawn shall be automatically restored to the Interest Component (if not previously restored pursuant to the following paragraph) unless you shall have received written notice from us prior to such day that we will not reinstate the Letter of Credit in the amount of such drawing because we have not been reimbursed in respect of such Drawing or because an "Event of Default" under the Letter of Credit and Reimbursement Agreement dated as of May 1, 1996 between the Company and us, as it may be amended from time to time (the "Reimbursement Agreement") has occurred and is continuing.

          Upon our having been reimbursed by or for the account of the Company in respect of any Regular Drawing for the payment of interest on the Bonds or in respect to any Tender Drawing, together with interest, if any, owing thereon pursuant to the Reimbursement Agreement, the Principal Component and the Interest Component, respectively, shall be restored in the same proportion as the applicable Drawing. Upon your telephone request, we will confirm reinstatement pursuant to this paragraph.

          Funds under this Letter of Credit are available to you against the appropriate certificate specified below, duly executed by you and appropriately completed.

                                      Exhibit Setting Forth
     Type of Drawing               Form of Certificate Required

     Regular Drawing                         Exhibit 1

     Tender Drawing                          Exhibit 2

     Redemption/Mandatory Tender             Exhibit 3
       Upon Default Drawing

          Drawing certificates and other certificates hereunder shall be dated the date of presentation and shall be presented on a business day (as hereinafter defined) by hand delivery at our office located at 2727 Paces Ferry Road, Two Paces West, Atlanta,Georgia 30339, Attention: Clare Coyne. The certificates you are required to submit to us may be submitted to us by facsimile transmission to the following number: (770) 319-4950 subsequently confirmed in writing, which you agree to send by overnight courier for next day delivery. If we receive your certificate at such office, all in strict conformity with the terms and conditions of this Letter of Credit, with respect to any Drawing at or before 11:30 A.M. (New York time), on a business day on or before the Cancellation Date, we will honor such Drawing at or before 3:00 P.M. (New York time), on the same business day, in accordance with your payment instructions. If we receive your certificate at such office, all in strict conformity with the terms and conditions of this Letter of Credit, after 11:30 A.M. (New York time), with respect to any Drawing on any business day on or before the Cancellation Date, we will honor such certificate at or before 3:00 P.M. (New York time) on the next succeeding business day. Payment under this Letter of Credit will be made by wire transfer of Federal Funds to your account with any bank that is a member of the Federal Reserve System. All payments made by us under this Letter of Credit will be made with our own funds and not with any funds of the Company, its affiliates or the Issuer. As used herein, "business day" shall mean any day on which banks located in the City of New York, New York are not required or authorized to remain closed and on which The New York Stock Exchange is not closed.

          This Letter of Credit is transferable in its entirety, but not in part, to any transferee who has succeeded you as Trustee under the Indenture and may be successively so transferred. Transfer of the available balance under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate in form set forth in Exhibit 5.

          This Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500, and, to the extent matters are not covered thereby, the laws of the State of New York, including the Uniform Commercial Code as in effect in the State of New York.
To the extent of any inconsistency, the laws of the State of New York will control. This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds and the Indenture), except only the certificates referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates. Whenever and wherever the terms of this Letter of Credit shall refer to the purpose of a Drawing hereunder, or the provisions of any agreement or document pursuant to which such Drawing may be made hereunder, such purpose or provisions shall be conclusively determined by reference to the statements made in the certificate accompanying such Drawing.

                       Very truly yours,

                    CANADIAN IMPERIAL BANK OF COMMERCE,
                         NEW YORK AGENCY


                    By_____________________________
                           Authorized Signatory





                  REGULAR DRAWING CERTIFICATE

          The undersigned, a duly authorized officer of ____________ (the "Trustee"), hereby certifies as follows to Canadian Imperial Bank of Commerce, New York Agency (the "Bank"), with reference to Irrevocable Letter of Credit No. U-96-0623 (the "Letter of Credit"), issued by the Bank in favor of the Trustee. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

          (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

          (2) The respective amounts of principal of and interest on the Bonds, which do not exceed the Principal Component and Interest Component, respectively, under the Letter of Credit, which are due and payable (or which have been declared to be due and payable) and with respect to the payment of which the Trustee is presenting this Certificate, are as follows:

               Principal:    $_________________

               Interest:     $_________________

          (3) The respective portions of the amount of this Certificate in respect of payment of principal of and interest on the Bonds have been computed in accordance with (and this Certificate complies with) the terms and conditions of the Bonds and the Indenture and do not include any amount with respect to any Bonds held of record by the Company or the Issuer or by the Tender Agent under the Indenture for the account of the Company or the Issuer.

          (4) Please send the payment requested hereunder by wire transfer to __________________[insert wire transfer instructions].

         [(5) This Certificate is being presented upon the [scheduled maturity of the Bonds] [accelerated maturity of the Bonds pursuant to the Indenture]/1 and is the final amount to be drawn under the Letter of Credit in respect of principal of and interest on the Bonds. Upon the honoring of this Certificate, the Letter of Credit will expire in accordance with its terms. Following application of the proceeds of the Drawing under this Certificate, no Bonds will be Outstanding (as defined in the Indenture).]/2

          IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the ____ day of _________ 19__.

                                        [TRUSTEE NAME],
                                          as Trustee


By________________________
                                                         Title:
                           EXHIBIT 2

                   TENDER DRAWING CERTIFICATE

          The undersigned, a duly authorized officer of _____________ (the "Trustee"), hereby certifies as follows to Canadian Imperial Bank of Commerce, New York Agency (the "Bank"), with reference to Irrevocable Letter of Credit No. U-96-0623 (the "Letter of Credit"), issued by the Bank in favor of the Trustee. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

          (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

          (2) The respective principal and interest portions of the purchase price of the Bonds being tendered for which this Tender Drawing is being made, which do not exceed the Principal Component and Interest Component, respectively, under the Letter of Credit, are as follows:

               Principal:  $__________________
               Interest:   $__________________

          The Bonds are not being tendered for purchase pursuant to Section 2.02(h)(iv) of the Indenture.

          (3) The respective portions of the total amount of this Certificate have been computed in accordance with (and this Certificate complies with) the terms and conditions of the Bonds and the Indenture and do not include any amount with respect to any Bonds held of record by the Company or the Issuer or by the Tender Agent under the Indenture for the account of the Company or the Issuer.

         (4) Please send the payment requested hereunder by wire transfer to ___________________ [insert wire transfer instructions].

          IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _____ day of ___________
19___.


                                   [TRUSTEE NAME],
                                                                   as Trustee


                                   By________________________
                                     Title:
  REDEMPTION/MANDATORY TENDER UPON DEFAULT DRAWING CERTIFICATE

          The undersigned, a duly authorized officer of _____________ (the "Trustee"), hereby certifies as follows to Canadian Imperial Bank of Commerce, New York Agency (the "Bank"), with reference to Irrevocable Letter of Credit No. U-96-0623 (the "Letter of Credit"), issued by the Bank in favor of the Trustee. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

          (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

          [(2) The respective principal and interest portions of the redemption price of the Bonds being redeemed for which this Redemption/Mandatory Tender Upon Default Drawing is being made, which do not exceed the Principal Component and Interest Component, respectively, under the Letter of Credit, are as follows:

               Principal:  $___________________
               Interest:   $___________________]/3

          [(2) The respective principal and interest portions of the purchase price of the Bonds being tendered pursuant to
Section 2.02(h)(iv) of the Indenture, which do not exceed the Principal Component and Interest Component, respectively, under the Letter of Credit, are as follows:

               Principal:  $___________________
               Interest:   $___________________]2/

          (3) The respective portions of the total amount of this Certificate have been computed in accordance with (and this Certificate complies with) the terms and conditions of the Bonds and the Indenture and do not include any amount with respect to any Bonds held of record by the Company or the Issuer or by the Tender Agent under the Indenture for the account of the Company or the Issuer.

          (4) Please send the payment requested hereunder by wire transfer to ________________ [insert wire transfer instructions].

          [(5) This Certificate is the final Drawing under the Letter of Credit and, upon the honoring of such Certificate, the Letter of Credit will expire in accordance with its terms.]/43/ [Upon application of the proceeds of the Drawing under this Certificate, no Bonds will be Outstanding (as defined in the Indenture).]/5

          IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the ____ day of _________ 19___.

                                          [TRUSTEE
                                        NAME],
                                        as Trustee


By_______________________
                                                         Title:
                     REDUCTION CERTIFICATE


          The undersigned, a duly authorized officer of ___________ (the "Trustee"), hereby certifies as follows to Canadian Imperial Bank of Commerce, New York Agency (the "Bank"), with reference to Irrevocable Letter of Credit No. U-96-0623 (the "Letter of Credit"), issued by the Bank in favor of the Trustee. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

          (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

          (2) The aggregate principal amount of the Bonds outstanding (as defined in the Indenture) has been reduced to $__________.

          (3) The Principal Component is hereby correspondingly reduced to $__________.

          (4) The Interest Component is hereby reduced to $__________/6 to reflect the amount of interest allocable to the reduced amount of principal set forth in paragraph (2) hereof.

          IN WITNESS WHEREOF, the Trustee has executed this Certificate as of the ___ day of ________________, 19__.

                                   [TRUSTEE NAME],
                                   as Trustee



                                   By________________________
                                     Title:
                    INSTRUCTIONS TO TRANSFER

                                              _____________, 19__


          Re:  Canadian Imperial Bank of Commerce, New York
          Agency,
          Irrevocable Letter of Credit No. U-96-0623


Gentlemen:

          The undersigned, as Trustee under the Indenture of Trust between [TRUSTEE NAME] and the Coconino County, Arizona Pollution Control Corporation, dated as of May 1, 1996, is named as beneficiary in the Letter of Credit referred to above (the "Letter of Credit"). The Transferee named below has succeeded the undersigned as Trustee under such Indenture.


                _______________________________
                      (Name of Transferee)


                 ______________________________
                           (Address)


          Therefore, for value received, the undersigned hereby irrevocably instructs you to transfer to such Transferee all rights of the undersigned to draw under the Letter of Credit.

          By this transfer, all rights of the undersigned in the Letter of Credit are transferred to such Transferee and such Transferee shall hereafter have the sole rights as beneficiary under the Letter of Credit; provided, however, that no rights shall be deemed to have been transferred to such Transferee until such transfer complies with the requirements of the Letter of Credit pertaining to transfers.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ____ day of _____________
19__.

                                   [TRUSTEE NAME],
                                   as Trustee


                                   By________________________
                                     Title:



3206960.3  051096  1042C  96256581

                 CUSTODIAN AND PLEDGE AGREEMENT

     THIS CUSTODIAN AND PLEDGE AGREEMENT (the "Agreement"), dated as of May 1, 1996, is made by and among TUCSON ELECTRIC POWER COMPANY (the "Company"), FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, as custodian (such entity, or its successor or assign as custodian, being the "Custodian") and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, acting in its capacity as Agent (in such capacity, "CIBC") for the benefit of certain Banks, pro rata, in accordance with their respective Percentages pursuant to a Letter of Credit and Reimbursement Agreement, dated as of April 1, 1996 (the "Reimbursement Agreement"), among the Company, such Banks and CIBC, individually and as Agent thereunder.

      WHEREAS, at the Company's request, the Coconino County, Arizona Pollution Control Corporation (the "Issuer") is issuing $16,700,000 in aggregate principal amount of the Issuer's Pollution Control Revenue Bonds, 1996 Series A (Tucson Electric Power Company Project) (the "Bonds"), pursuant to an Indenture of Trust, dated as of May 1, 1996 (the "Indenture"), between the Issuer and First Trust of New York, National Association, as trustee (such trustee and any successor trustee under the Indenture, in such capacity, being the "Trustee"), for the purpose stated in the Indenture;

      WHEREAS, to induce CIBC to issue a letter of credit to support certain amounts payable on and in respect of the Bonds (the "Letter of Credit") pursuant to the terms of the
Reimbursement Agreement, the Company proposes to pledge the Collateral (as hereinafter defined) and to enter into this Agreement;

      NOW, THEREFORE, the Company, the Custodian and CIBC hereby agree as follows:

                                I

                  DEFINITIONS; INTERPRETATION

     I.1 Definitions. For the purposes of this Agreement, terms defined in the Reimbursement Agreement and used but not otherwise defined herein have the meanings given them in the Reimbursement Agreement, and the following terms have the meanings indicated (such meanings to be equally applicable to both singular and plural forms of the terms defined):

      "Collateral" means each Pledged Bond, all payments of principal and interest payable on Pledged Bonds, all of the Company's rights to receive Pledged Bonds and amounts payable thereon and all of the Company's right, title and interest in and to Pledged Bonds and such principal of and interest thereon, and all proceeds thereof, as they may from time to time be delivered to or held, pending payment by the Custodian, the Remarketing Agents or the Trustee, in money, securities or collections from or with respect to any or all of the foregoing.

      "Obligations" means (a) all amounts of principal of and interest on each Advance, (b) all other amounts due to the Agent and the Banks by or on behalf of the Company under or in respect of the Reimbursement Agreement and (c) all amounts paid or costs or expenses (including, without limitation, reasonable attorneys'
fees) incurred by CIBC or any of the Banks in the collection of any of the foregoing or for the maintenance, preservation, protection or enforcement (whether through negotiations, legal proceedings or otherwise) of, or realization upon, the Collateral or in connection with the enforcement or administration of this Agreement or the Reimbursement Agreement, in each case irrespective of whether the obligation to pay any such amount is direct or indirect, absolute or contingent, joint or several, due or not due, liquidated or unliquidated, arises by operation of law or otherwise or is from time to time reduced and thereafter reincurred. To the extent any payment made with respect to an Obligation is rescinded or recovered or is otherwise avoided or must be restored under or by reason of any bankruptcy or insolvency proceedings of the Company or any other Person or otherwise, the amount of such payment so rescinded, recovered, restored or avoided shall again constitute an Obligation, as if such payment had never been made.

     "Pledged Bond" means any Bond held at any time by the Tender
Agent pursuant to Section 13.01 of the Indenture.

      "Remarketing Agreement" means the Remarketing Agreement between the Company and the Remarketing Agent, as the same may be amended from time to time, and any remarketing agreement between the Company and a successor Remarketing Agent.

     I.2 Interpretation. The headings of the Articles and Sections hereof are for convenience of reference only and shall not limit or affect the meaning or construction of any provision hereof.


                                II

                       SECURITY INTEREST


     II.1 Grant of Security Interest. As security for the due and punctual payment in full of each of the Obligations, the Company hereby grants to CIBC (on behalf of and for the benefit of the Banks, pro rata, in accordance with their respective Percentages)
a   continuing  first  lien  on  and  security  interest  in  the
Collateral.

     II.2 Interest Continuing and Absolute. Until payment in full of all the Obligations has been indefeasibly made after the
Cancellation  Date,  the  security  interest  hereunder  in   the
Collateral  shall continue in full force and effect, and  it  and
the   Company's   obligations  hereunder   shall   be   effective
irrespective of any illegality, invalidity or unenforceability of the Bonds, the Letter of Credit, the Reimbursement Agreement, this Agreement or any other Related Document.

     II.3 Perfection. The Company shall perfect the security interest hereunder in the Collateral (a) in the case of Pledged Bonds, by delivering or causing to be delivered such Pledged Bonds to the Custodian, (b) in the case of any other certificated securities and cash proceeds forming part of the Collateral, by
delivering  such  Collateral  to  CIBC,  (c)  in  the   case   of
uncertificated securities forming part of the Collateral, by registering such securities in the name of CIBC, or (d) by any other method permitted by the Uniform Commercial Code as in effect in the State of New York on the date of such perfection. All steps necessary for such perfection shall be taken by the
Company, in the case of each Pledged Bond forming part of the Collateral, on the day such Bond becomes a Pledged Bond and, in the case of proceeds, uncertified securities and any other Collateral, immediately. The Company shall promptly notify CIBC of any Collateral delivered to the Custodian and of any steps taken to perfect the security interest hereunder in the Collateral pursuant to Section 2.3(c) or (d) hereof.


                                III

                 REPRESENTATIONS AND WARRANTIES

     III.1 Representations and Warranties. The Company represents and warrants to CIBC and the Custodian and, so long as any of the Obligations remain unpaid, shall be deemed continuously to represent and warrant to CIBC and the Custodian, as follows:

     (a) At the time of delivery to CIBC or the Custodian of any Collateral, the Company will have good and marketable title to, and be the sole owner of, such Collateral, free and clear of all liens and other encumbrances, other than the security interest
created   hereby,  the  security  interest  hereunder   in   such
Collateral shall have been perfected and no financing statement or other instrument with respect to any of the Collateral shall have been and continue to be recorded, registered or filed, and no security agreement with respect to any of the Collateral shall have been executed by the Company, other than with respect to such security interest in favor of CIBC (for the benefit of the Banks) as provided in Section 2.1 hereof.

     (b) CIBC (on behalf of the Banks as aforesaid) has a valid, first and prior perfected security interest in the Collateral.

     (c)       The Collateral may be properly pledged hereunder.

     (d) No consents or approvals of any Person are required for the execution, delivery and performance by the Company of this Agreement, the assignment and transfer by the Company of any of the Collateral to CIBC hereunder, or the subsequent sale or transfer of the Collateral by CIBC pursuant to the terms hereof.

     (e) This Agreement has been authorized by all necessary corporate action, duly executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.


                                IV

                           COVENANTS

          IV.1 Protection of CIBC's Security Interest. The Company hereby covenants and agrees that it shall defend its title to, and the security interest hereunder in, the Collateral against all claims of all other Persons, and shall keep the Collateral free from all liens and encumbrances (other than the security interest hereunder) and pay or cause to be paid promptly when due all taxes, fees, assessments and other charges now or hereafter imposed on or in respect of any of the Collateral.

          IV.2 Sale of Collateral. The Company hereby covenants and agrees that it shall not, without the prior written consent of
CIBC (given with the consent of the Majority Banks), sell, transfer or otherwise dispose of, or permit any other Person to sell, transfer or otherwise dispose of, any of the Collateral or any  of the Company's interests therein except in accordance with the  terms  of this Agreement, the Indenture and the  Remarketing
Agreement.   The  receipt  by CIBC of all  or  any  part  of  the
proceeds of any sale, transfer or other disposition of any of the Collateral, except in accordance with the prior sentence, shall not be deemed or construed to be a consent by CIBC to any such sale, transfer or other disposition.

          IV.3 Further Assurances. The Company hereby covenants and agrees that it shall execute and deliver to CIBC or the Custodian such  assignments and other documents and instruments, and  shall take  all  other  action  relating  to  the  Collateral  and  the
preservation,   protection  or  perfection  of  CIBC's   security
interest therein, as CIBC or the Custodian may request, and the Company shall not file or permit to be filed any financing statement (or amendment or continuation statement) or execute any security agreement with respect to any of the Collateral unless it  names CIBC (on behalf of the Banks as aforesaid) as the  only
secured  party.   To  the extent permitted by  law,  the  Company
hereby irrevocably appoints CIBC as its attorney-in-fact (without requiring CIBC to act as such) to perform all acts that CIBC deems appropriate to preserve, protect and perfect its continuing security interest in the Collateral or to preserve or protect the
Collateral,  and  the  Company  and  all  other  parties   hereto
acknowledge and agree that such appointment is coupled with an interest.


                                V

                REMEDIES  UPON  THE OCCURRENCE  OF  AN  EVENT  OF
          DEFAULT

          V.1 Default Remedies. If an Event of Default under the Reimbursement Agreement shall occur and be continuing, CIBC shall be entitled to exercise and shall, at the direction of the Majority Banks, exercise any one or more (at the discretion of CIBC and/or such Majority Banks, as appropriate, at one or more times) of the following remedies:

          (a) CIBC shall have the right to receive the Collateral, if any, then held by the Custodian, the Remarketing Agent or any other Person, endorse, assign or deliver in its own name or the name of the Company any and all checks, drafts and other instruments for the payment of money, securities or other property relating to or constituting part of the Collateral, and cause the Collateral to be registered in the name of CIBC or its designee, and the Company hereby waives presentment, protest and
     notice  of  nonpayment of any instrument  so  endorsed.   In
     furtherance of the foregoing, the Company hereby irrevocably appoints CIBC, or any of its officers or designees, the Company's lawful attorney-in-fact (without requiring CIBC so to act), with power of substitution, in the name of the Company or in the name of CIBC (i) to endorse the name of the Company upon any of the Collateral, including proceeds, and to cause any of the Collateral to be registered in the name of CIBC (on behalf of the Banks as aforesaid) or its designee; (ii) to demand, collect, receive payment of, receipt for and give discharges and releases of any of the Collateral; (iii) to commence and prosecute any and all actions or proceedings at law or in equity in any court to collect or otherwise realize on any of the Collateral to enforce any rights in respect thereof; (iv) to initiate, settle, compromise, compound, adjust or defend any actions, suits or proceedings relating or pertaining to any of the Collateral; and
     (v) to sell, transfer, assign, discount, negotiate or otherwise deal in all or any portion of the Collateral or the proceeds thereof and generally to perform all other acts necessary or desirable to realize on, and obtain the benefits of, the Collateral and otherwise to carry out the intention of this Agreement, as fully and effectively as though CIBC were the absolute owner thereof, and the Company hereby ratifies and confirms all that CIBC shall do by virtue of this appointment.
     CIBC shall not, under any circumstances, have any liability for any error or omission made in the settlement, collection or payment or other disposition of any or all of the Collateral or of any instrument received in payment there for.

          (b) CIBC may sell or cause to be sold, in one or more sales, at such price as CIBC may deem adequate, in its sole discretion, and for cash or on credit or for future delivery, with or without assumption of any credit risk, all or any portion of the Collateral, at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as may be required by applicable statute and cannot be waived), and CIBC and the Banks may be the purchaser of all or any portion of the Collateral so sold; provided, however, that CIBC shall first give notice to the Trustee that an Event of Default has occurred and is continuing. If any Pledged Bonds are sold pursuant to this subsection (b) (unless sold on a basis that would exclude such Pledged Bond from the benefit of the Letter of Credit), CIBC shall reinstate the Letter of Credit to the full amount of principal and 300 days' interest on the principal amount at 12% per annum for any such Pledged Bonds sold; provided, however, that such reinstatement shall not be deemed to constitute a waiver by CIBC of any of its rights under Section 6.02 of the Reimbursement Agreement. The purchaser(s) at any such sale shall thereafter hold the Collateral so sold absolutely, free from any claim or right whatsoever, including any equity of redemption, of the Company. Any such demand, notice, claim, right or equity is hereby expressly waived and released by the Company. Without limiting the foregoing, if any such notice of the time or place of sale is so required, the Company agrees that CIBC need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. Neither CIBC nor any Bank shall, under any circumstances, incur any liability as a result of the sale of the Collateral or any part thereof at any sale conducted in accordance with the provisions of this Agreement. The Company hereby waives any claims against CIBC or the Banks arising by reason of the fact that the price at which the Collateral may have been sold at any private sale was less than the price which might have been obtained at a public sale or was less than the aggregate principal amount of the Pledged Bonds or the then total unpaid Obligations.

          (c) The Company recognizes that CIBC may not deem it desirable to effect a public sale of any or all of the Pledged Bonds or otherwise but may deem it desirable to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. CIBC shall be under no obligation to delay a sale of any of the Pledged Bonds for the period of time necessary to permit the Issuer to register them for public sale under the Securities Act of 1933, as amended (the "Act"), or under applicable state securities laws, even should the Issuer agree to do so.

          (d) The Company shall do or cause to be done all such other acts and things as may be deemed necessary or desirable by CIBC to make such sale or sales of any portion or all of the Pledged
     Bonds valid and binding and in compliance with all applicable laws, regulations, orders, writs, injunctions, decrees or awards
     of   any   and   all  courts,  arbitrators  or  governmental
     instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, including registering such Bonds under the Act, or any state securities laws (to the extent necessary, in CIBC's judgment), all at the Company's expense.

          (e) The Company acknowledges that a breach of any of the covenants contained in this Article will cause irreparable injury to CIBC (and the Banks) and that CIBC (on behalf of the Banks as aforesaid) has no adequate remedy at law in respect of any such breach and, as a consequence, agrees that each and every covenant contained in this Article shall be specifically enforceable against the Company, and the Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

          V.2 Remedies Not Exclusive. (a) The remedies provided for herein are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or under the
Reimbursement  Agreement,  including,  without  limitation,   all
rights and remedies of a secured party under Article 9 of the Uniform Commercial Code as in effect in the State of New York on the date of the exercise of any such remedy. The exercise by CIBC of any one or more remedies under Section 5.1 shall not constitute a waiver of, or otherwise prohibit, the exercise by CIBC of other remedies provided herein or by law at the same or other times.

           (b) CIBC shall not be required to exercise any particular rights, powers, remedies or benefits hereunder or under the Reimbursement Agreement or any Related Document. Without limiting the generality of the foregoing, CIBC (i) shall be entitled to seek to realize upon or enforce the Collateral in such order as it may from time to time determine and without regard to whether or not any other collateral or security for any of the Obligations shall have been resorted to, and (ii) shall not be required to exhaust or enforce any particular portion of the Collateral before seeking to realize or enforce upon any other portion thereof.


                                VI

          COLLECTIONS BY THE COMPANY AND APPLICATIONS
              OF PROCEEDS IN RESPECT OF COLLATERAL

          VI.1 Collections on Pledged Bonds by the Company. (a) If, while any of the Obligations are outstanding, the Company becomes entitled to receive or receives any payment in respect of any Pledged Bond, the Company shall accept such payment as CIBC's
(and  the Banks') agent, hold it in trust on behalf of CIBC  (and the  Banks)  and  deliver  it, with any  necessary  endorsements,
forthwith  to  CIBC  for  application  to  satisfaction  of   the
Obligations then due and payable. All sums of money so paid in respect of any payment of interest on, or any portion of purchase price equal to the amount of accrued interest on, any Pledged
Bond which are received by the Company and paid to CIBC shall be credited against the obligation of the Company to pay interest as set forth in Sections 2.5 and 2.6 of the Reimbursement Agreement.
All sums of money so paid in respect of any payment of principal of, or any portion of purchase price equal to the principal amount of, any Pledged Bond which are received by the Company and paid to CIBC shall be credited against the obligation of the Company to pay principal to CIBC as set forth in Sections 2.5 and
2.6 of the Reimbursement Agreement.

          VI.2 Application of Proceeds. All proceeds received from the sale or other disposition of, or realization on or with respect to, all or any part of the Collateral shall be applied by CIBC, in such order as CIBC in its sole discretion (but subject to the direction of the Majority Banks) may determine, to the payment of the costs and expenses of such sale, disposition or realization, including, without limitation, reasonable fees and expenses of counsel for CIBC and the Banks and all expenses, liabilities and advances of CIBC in connection therewith, and to the payment of the remaining Obligations (pro rata, among the Banks).

                                VII

           RELEASE OF COLLATERAL; COMPANY'S LIABILITY
                         FOR DEFICIENCY

          VII.1 Release of Collateral. If (a) the Company makes or causes to be made to CIBC a prepayment under Section 2.8(b) of the Reimbursement Agreement in respect of its principal repayment obligation under Section 2.6(b) of the Reimbursement Agreement in respect of any Advance, (b) the Remarketing Agent causes Pledged
Bonds at the time held hereunder to be sold or (c) the Obligations are otherwise indefeasibly satisfied, upon receipt of such prepayment or of the proceeds of such sale or other satisfaction of the Obligations, Pledged Bonds in an aggregate principal amount equal to the prepayment so made, or the principal amount of Pledged Bonds so sold, or the Obligations so satisfied, shall be released from the lien of this Agreement and the Company or its designee shall be entitled to have the released Bonds delivered to the Company or the Remarketing Agent in accordance with Sections 13.06 and 13.07 of the Indenture;
provided, however, that before delivering the released Bonds to the Company or the Remarketing Agent, the Custodian shall have received notice from CIBC of the reinstatement of the amounts so prepaid, sold or satisfied as available under the Letter of Credit.

          VII.2 Company's Liability for Deficiency. The Company shall in any event remain liable for any deficiency remaining unpaid after the application of the proceeds of the Collateral to the satisfaction of the Obligations.


                                VIII

                            GENERAL

          VIII.1 Expenses. The Company shall pay to CIBC all expenses (including reasonable fees and expenses of counsel) of, or incident  to,  any actual or attempted sale or other  disposition of,  or  any exchange, enforcement (whether through negotiations,
legal  proceedings  or  otherwise),  collection,  compromise   or
settlement  of or with respect to, all or any of the  Collateral, by  litigation or otherwise.  The Company shall reimburse CIBC on
demand  for  all  reasonable  costs  and  expenses  incurred   in
connection with the negotiation, preparation, execution and administration of this Agreement and any Amendment hereto, including, without limitation, any fees or expenses (including reasonable fees and expenses of counsel to the Custodian) paid by CIBC to the Custodian for its services in connection with this Agreement.

          VIII.2 Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telecopied, telexed, telegraphed or delivered to the parties to the telex or telecopier number or address (as the case may be) specified for the intended recipient on the signature page hereof, or to such other number or address as such recipient may have last specified by notice to the other parties. All such notices and communications shall, when mailed, telecopied, telexed or telegraphed, be effective when deposited in the mails or sent by telecopy or telex or delivered to the telegraph company, respectively, addressed as aforesaid.

          VIII.3 Remedies and Waivers. No failure or delay on the part of CIBC in exercising any right hereunder shall operate as a waiver of, or impair, any such right. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right shall be effective unless given in writing. No waiver of any such right shall be deemed a waiver of any other right hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          VIII.4 Amendment. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Custodian and CIBC (with the consent of the Majority Banks), and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          VIII.5 Assignment. (a) This Agreement shall be binding upon and inure to the benefit of CIBC, the Custodian and the Company and their respective successors and assigns; provided, however, that the Company and the Custodian may not assign any of their respective rights or obligations under this Agreement without the prior written consent of CIBC.

           (b) If CIBC or the Custodian assigns or otherwise transfers any of its rights and obligations hereunder, each reference in this Agreement to CIBC or the Custodian, as the case may be, shall be deemed to be a reference to CIBC or the Custodian, as the case may be, and the Person or Persons to which such rights and obligations were assigned and transferred to the extent of their respective interests.

          VIII.6 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          VIII.7 Custodian Appointed Agent. CIBC hereby appoints the Custodian as its agent to receive and hold Pledged Bonds constituting  Collateral granted hereunder  for  CIBC's  account.
The  Company acknowledges such appointment and agrees  with  CIBC and  the  Custodian,  which by its execution  of  this  Agreement accepts  such  appointment, that, for so long as  this  Agreement shall  remain  in  full  force and effect,  all  certificates  or instruments representing or evidencing the Pledged Bonds (and all other  portions of the Collateral which may be delivered  to  the
Custodian)  shall be delivered to and held by the  Custodian,  as agent for CIBC, separate and apart from all of the other property of  the  Custodian and subject to CIBC's exclusive direction  and
control.   Upon  receipt of any Collateral, the  Custodian  shall
promptly  give notice to CIBC specifying the Collateral received.
Upon request from time to time by CIBC, the Custodian shall promptly deliver all or such portions of the Collateral as CIBC shall specify and to such Persons as CIBC shall specify by notice to the Custodian. The Custodian shall give prompt notice to CIBC
(i) at least 30 days prior to resigning as Tender Agent under the Indenture and (ii) upon receipt of notice or otherwise learning of (x) its removal as such Tender Agent or (y) any amendment, supplement or other modification of the Indenture, or any consent, waiver or release with respect thereto, affecting the obligations or duties of the Tender Agent under the Indenture with respect to the Collateral.

          VIII.8 Reasonable Care. Subject to Section 8.7 hereof, the Custodian shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Custodian accords its own property. In executing, delivering and performing under this Agreement the Custodian shall be entitled to all rights, privileges and immunities afforded the Trustee under the Indenture which are hereby incorporated by reference.

          VIII.9 Integration of Terms; References in Indenture. This Agreement contains the entire agreement between the parties relating  to  the subject matter hereof and supersedes  all  oral
statements  and  prior  writings  with  respect  thereto.    This
Agreement shall be deemed to be the "Custodian Agreement" referenced in the Indenture.

          VIII.10 Counterparts. This Agreement may be executed in counterparts, and such counterparts taken together shall be deemed to constitute one and the same agreement.


          VIII.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to
such   jurisdiction,  be  ineffective  to  the  extent  of   such
prohibition   or   unenforceability  without   invalidating   the
remaining   provisions  hereof  or  affecting  the  validity   or
enforceability of such provision in any other jurisdiction.
VIII.12
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 TUCSON ELECTRIC POWER COMPANY
                                   220 West Sixth Street
                                   Tucson, Arizona  85702
                                      Telecopy:
                                      Attention:



                                 By: ___________________________
                                 Name: _________________________
                                 Title: ________________________


                                       CANADIAN IMPERIAL BANK  OF
                                 COMMERCE,  NEW YORK  AGENCY,  as
                                 Bank
                                   425 Lexington Avenue
                                   New York, New York  10017
                                 Telex:
                                 Telecopy:
                                 Attention:


                                                              By:
_____________________________
                                                            Name:
___________________________
                                                           Title:
__________________________


                                 FIRST   TRUST   OF   NEW   YORK,
                                 NATIONAL     ASSOCIATION,     as
                                 Custodian
                                 100 Wall Street
                                 Suite 1600
                                 New York, New York 10005
                                 Attention:  Corporate Trust
                                             Administration

                                 Telex:
                                      Telecopy:
                                      Attention:

                                                              By:
_____________________________
                                                            Name:
___________________________
                                                           Title:
__________________________


                       TABLE OF CONTENTS

                                                             Page



PRELIMINARY STATEMENTS                                          1

                           ARTICLE I
                          DEFINITIONS                           1

                    SECTION 1.1             Certain Defined Terms       1
                    SECTION 1.2       Computation of Time Periods       8
                    SECTION 1.3                  Accounting Terms       8
                    SECTION 1.4               Internal References       9

                           ARTICLE II
            AMOUNT AND TERMS OF THE LETTER OF CREDIT            9

                    SECTION 2.1              The Letter of Credit       9
                    SECTION 2.2      Issuing the Letter of Credit       9
                    SECTION 2.3  Participations in Letter of Credit     9
                    SECTION 2.4              Commissions and Fees      10
                    SECTION 2.5           Reimbursement On Demand      10
                    SECTION 2.6                          Advances      11
                    SECTION 2.7  Reimbursement Obligations Deemed to be Loans;
                    Funding by Banks to CIBC                   13
                    SECTION 2.8  Prepayments; Reinstatement of Letter of Credit
                    Amounts                                    15
                    SECTION 2.9                   Increased Costs      15
                    SECTION 2.10                Increased Capital      16
                    SECTION 2.11        Payments and Computations      17
                    SECTION 2.12                Non-Business Days      17
                    SECTION 2.13  Extension of the Stated Termination Date  18
                    SECTION 2.14                 Evidence of Debt      18
                    SECTION 2.15             Obligations Absolute      18
                    SECTION 2.16              First Mortgage Bond      19

                          ARTICLE III
                      CONDITIONS PRECEDENT                     19

                    SECTION 3.1  Condition Precedent to Issuance of the
                    Letter of Credit                                   19
                    SECTION 3.2  Additional Conditions Precedent to Issuance
                    of the Letter of Credit                           21

                           ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES                22

                    SECTION 4.1  Representations and Warranties of the
                    Company   22

                           ARTICLE V
                    COVENANTS OF THE COMPANY                   26

                    SECTION 5.1             Affirmative Covenants      26
                                          (a)
                         Preservation of Corporate Existence, Etc      26

                                          (b)  Compliance
                    with Laws, Etc.                            26
                                          (c)  Visitation
                    Rights                                     26
                                          (d)  Keeping of
                    Books                                      27
                                          (e)  Reporting
                    Requirements                               27
                                          (f)  Redemption
                    or Defeasance of Bonds                     31
                                          (g)
                    Maintenance of Insurance                   31

                    SECTION 5.2                Negative Covenants      31
                                          (a)  Amendment
                    of Any Related Document                    31
                                          (b)  Compliance
                    with ERISA                                 31

                           ARTICLE VI
                       EVENTS OF DEFAULT                       32

                    SECTION 6.1                 Events of Default      32
                    SECTION 6.2          Upon an Event of Default      34

                          ARTICLE VII
                         MISCELLANEOUS                         35

                    SECTION 7.1                   Amendments, Etc      35
                    SECTION 7.2                      Notices, Etc      35
                    SECTION 7.3               No Waiver; Remedies      35
                    SECTION 7.4  Right of Set-off; Sharing of Payments      36
                    SECTION 7.5                   Indemnification      37
                    SECTION 7.6            Liability of the Banks      38
                    SECTION 7.7         Costs, Expenses and Taxes      38
                    SECTION 7.8                    Binding Effect      39
                    SECTION 7.9                      Severability      40
                    SECTION 7.10                    Governing Law      40
                    SECTION 7.11                         Headings      40
                    SECTION 7.12                 Subparticipation      40
                    SECTION 7.13  Acknowledgements and Agreements by the
                                  Banks   40
                    SECTION 7.14                    Authorization      41
                    SECTION 7.15              Action by the Agent      41
                    SECTION 7.16     Indemnification by the Banks      42
                    SECTION 7.17         Exculpation of the Agent      42
                    SECTION 7.18                        Knowledge      43
                    SECTION 7.19                      Resignation      43
          SECTION 7.20        Submission To Jurisdiction; Waivers      43
          SECTION 7.21                      WAIVERS OF JURY TRIAL      44

||



EXHIBIT A   - Form of Irrevocable Letter of Credit with
                Exhibits 1 through 6 thereto

EXHIBIT B   - Form of Custodian and Pledge Agreement

EXHIBIT C   - Form of Bond Delivery Agreement

EXHIBIT D-1 - Form of Opinion of Counsel to the Company

EXHIBIT D-2 - Form of Opinion of General Counsel of the Company

EXHIBIT D-3 - Form of Opinion of New Mexico Counsel to the Company

EXHIBIT D-4 - Form of Opinion of Arizona Counsel to the Company

_______________________________
1/   Insert appropriate bracketed language.

2/ To be used upon scheduled or accelerated maturity of the Bonds.

3/   To be used for redemption of Bonds.

4/ To be used for a mandatory tender of the Bonds for purchase pursuant to Section 2.02(h)(iv) of the Indenture.

5/   To  be  used  upon optional or mandatory redemption  of  the
     Bonds in full.
6/ Calculated by multiplying the amount of the principal amount in the last line of paragraph (2) by twelve percent (12%) and multiplying the product thereof by the quotient of 300 divided by 365.